UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BEAZER HOMES USA, INC. (Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FROM OUR
CHAIRMAN
Dear Fellow Stockholders:
Fiscal 2020 was an extraordinary year for Beazer Homes. We set the bar high and, despite the pandemic, I’m pleased to report that we surpassed the challenging business and financial objectives we set for ourselves at the beginning of the year. Our team demonstrated resiliency, as we successfully adopted new health and safety procedures to allow us to continue selling, building and delivering homes.
As we begin fiscal 2021, we do so from a position of strength. With our multi-year deleveraging goal of reducing debt below $1 billion clearly in sight, we expect increased land and development spending during 2021 will allow us to increase the number of lots we own or control by year end. We believe this will position us for a more growth-oriented posture in the years ahead.
Our Board of Directors is highly engaged and collaborates closely with the management team on our strategic plan, and oversees our corporate governance, risk management and executive compensation programs with the purpose of advancing our plan’s execution. Our outstanding 2020 results would not have been possible without this unified approach and the creative and tireless efforts of our entire team.
During fiscal 2020, we held more than 74 meetings with investors and discussed many important topics, including executive compensation and environmental, social and governance (ESG) matters. We listened closely and our Board and committees implemented several meaningful initiatives based on this engagement.
We believe our executive compensation program for fiscal 2020 strongly linked pay and performance, supporting our challenging business and financial objectives, and aligning our compensation program with best practice principles. We appreciate the discussions we had during the past year with a number of our stockholders regarding our executive compensation program and, based on these discussions, believe our compensation philosophy aligns with the views of our stockholders. We, therefore, respectfully request your support this year on our annual say-on-pay proposal.
We also listened on ESG issues. A key focus of our long-term strategic plan is managing growth through an evolving assessment of risks and opportunities, in which attention to ESG matters has always played a key role. We are enhancing our public narrative in this proxy statement regarding ESG issues to better communicate externally what has always been a critical part of our culture internally and look forward to continuing to build upon these efforts in the coming years. We believe that our commitment to these issues benefits our stakeholders, communities and the environment.
As always, we appreciate your support and confidence in us.
ALLAN P. MERRILL
Chairman, President and Chief Executive Officer
Beazer Homes USA, Inc.
December 18, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on February 3, 2021:
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended
September 30, 2020, are available free of charge on the Company’s website at
http://www.beazer.com

PROXY
STATEMENT SUMMARY
This summary provides an overview of the information contained within this proxy statement. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS ROADMAP

ANNUAL MEETING

When:	Wednesday, February 3, 2021 8:30 a.m. (Eastern time)	Where:	1000 Abernathy Road, NE, Suite 260 Atlanta, Georgia 30328
Stockholders of record as of the close of business on December 9, 2020 are entitled to notice of, and to vote at, the annual meeting.
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, are available on the Company’s website at www.beazer.com.
On December 18, 2020, we began mailing this proxy statement to stockholders who requested paper copies.
For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received by mail or the section entitled “How to Vote” beginning on page 2 of this proxy statement. If you received a paper copy of this proxy statement, please refer to the enclosed proxy card.
Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote as soon as possible.

VOTING MATTERS

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
Election of directors	For Each Nominee	16
Ratification of appointment of independent auditors	For	21
Approval of executive compensation	For	23

i

2020
BUSINESS HIGHLIGHTS
We experienced extraordinary volatility in market conditions during fiscal 2020. We began the year with positive demand and other market conditions that resulted in net new orders increasing more than 13% for the six months ended March 31, 2020 over the comparable prior year period and the aggregate dollar value of homes in backlog increasing more than 14% as of March 31, 2020 over the prior year.
Since the outbreak of the COVID-19 pandemic and throughout the months that have followed, our primary concern has been, and continues to be, the health and well-being of our employees, customers, business partners and the communities in which we build. Beginning in mid-March, we took a number of unprecedented actions in response to the pandemic, including temporarily closing our sales centers, model homes and design centers to the general public and shifting to appointment-only interactions with our customers where permitted. We also modified our construction operations to enforce enhanced safety protocols around social distancing, hygiene and health screening.
With the dramatic decrease in demand that followed the onset of the pandemic in the United States, our net new orders declined significantly in late March through April and cancellations increased. In response, we focused on protecting our liquidity and closely managed our cash flows by, among other things, delaying land acquisition and development where practical; limiting investment in construction and reconfirming backlog status before beginning construction of sold homes; and reducing headcount and other overhead expenses. In addition, our Named Executive Officers voluntarily reduced their salaries and short-term incentive award opportunities and our directors reduced their cash compensation. See “2020 Executive Compensation Highlights” on page vii below and “Non-Employee Director Compensation” on page 19 below.
Demand began to stabilize in May, particularly during the latter part of the month, with the easing of restrictions characterized by "shelter in place" and "stay-at-home" orders, rising consumer confidence and intervention in credit markets from the Federal Reserve. We began to take steps to effectively and safely resume most of our operations, while also expanding construction and warranty service activities to the extent permitted by local authorities and our safety protocols.
Demand rebounded sharply in June and remained strong through the end of our fiscal year, resulting in an increase of approximately 38% in net new orders during the three months ended September 30, 2020 over the comparable prior year period. The aggregate dollar value of homes in backlog increased nearly 50% as of September 30, 2020 over the prior year.
There are no reliable estimates of the duration or severity of the pandemic. However, we believe the steps we have taken to mitigate risks to our operations while meeting the challenges of robust demand for new home offerings position us well to create value for all of our stakeholders.
Here are several highlights of our financial and operational achievements in fiscal 2020:

FINANCIAL
$2.1 BILLION	Revenue
Achieved $2.1 billion in homebuilding revenue, an increase of approximately 2% year-over-year
$53.3 MILLION	Net Income
Generated net income from continuing operations of $53.3 million. Net income in fiscal 2020 and fiscal 2019 included one-time items related to loss on debt extinguishment, inventory impairments and abandonments, and restructuring and severance charges. Excluding these items, we generated net income from continuing operations of $56.5 million, an increase of 46.0% compared to net income from continuing operations of $38.7 million in fiscal 2019

ii

$204.4 MILLION	Adjusted EBITDA
Achieved $204.4 million in Adjusted EBITDA, an increase of $24.2 million, or 13.4%, year-over-year
$50.0 MILLION	Debt Reduction
Reduced our outstanding term loan by $50 million. We expect to reduce outstanding debt in 2021 by more than we did in 2020, with the goal of reducing debt below $1 billion over the next two years

OPERATIONAL
3.2 HOME SALES/MONTH	Sales Pace Achieved average monthly home sales pace per community of 3.2, in line with our targets
6,293	New Orders
Achieved net new orders for the year of 6,293, an increase of 12.9% year-over-year
$995.3 MILLION	Dollar Value of Backlog
We ended the year with dollar value of units in backlog of $995.3 million, an increase of 49.6% over the prior year
$385.5 THOUSAND	Average Selling Price
Our average selling price (ASP) for the year was $385,500, marking our ninth consecutive year of ASP growth and reflecting an increase of more than 2% year-over-year
163 COMMUNITIES	Average Community Count
Our average active community count for the year was 163. We ended the year with an active community count of 145 in part due to strong sales pace during the fourth fiscal quarter

During fiscal 2021, we are focused on achieving three objectives: first, we expect to generate slightly higher Adjusted EBITDA and double-digit earnings per share growth; second, we expect to grow our total owned and controlled lot position; and third, we will continue to retire debt as we near the completion of our deleveraging goal.

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures.

iii

CORPORATE
GOVERNANCE HIGHLIGHTS

✓	Annual election of all directors	✓	Double triggers for both cash severance and accelerated vesting of equity upon a change of control
✓	Majority vote standard for the election of directors, with a director resignation policy	✓	Robust Board and Committee evaluation practices
✓	Officer and director stock ownership and holding requirements	✓	Long-standing stockholder engagement practices
✓	Policies against hedging, pledging and stock option repricing	✓	No tax gross-ups in connection with severance or change of control
✓	Clawbacks of incentive awards in the event of a restatement	✓	Board engagement and oversight on key ESG matters

STOCKHOLDER
ENGAGEMENT
We are committed to a robust stockholder engagement program. Our Board values our stockholders’ perspectives. Feedback from stockholders on our business, executive compensation program and ESG matters represent important considerations for Board discussions throughout the year. Over the course of the year, we held more than 74 meetings with investors.
Our Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided under “ESG — Corporate Governance” on page 15.

iv

BOARD
NOMINEES (PG. 16)
Below are the directors nominated for election by stockholders at the annual meeting. The Board recommends a vote “FOR” each of the directors.

	AGE	SERVING SINCE	COMMITTEES SERVED	INDEPENDENT
Elizabeth S. Acton	69	2012	Audit, Finance (Chair)	Yes
Allan P. Merrill*	54	2011	Not Applicable	No
Peter M. Orser	64	2016	Compensation (Chair), Finance	Yes
Norma A. Provencio**	63	2009	Compensation, Nom/Corp Gov (Chair)	Yes
Danny R. Shepherd	69	2016	Audit (Chair), Nom/Corp Gov	Yes
David J. Spitz	48	2019	Compensation	Yes
C. Christian Winkle	57	2019	Audit, Finance	Yes
*Chairman
**Lead Director
BOARD AND
COMMITTEE COMPOSITION (PG. 12)
The standing committees of the Board are the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Finance Committee. Below are our current directors, their committee memberships and their 2020 attendance rates for regularly scheduled Board and committee meetings during the period he or she was on the Board.
As part of the Board's comprehensive, long-term Board succession plan, one of our current directors, Mr. Laurent Alpert, is retiring and will not stand for reelection at the annual meeting.

	AUDIT	COMPENSATION	NOMINATING/CORPORATE GOVERNANCE	FINANCE	ATTENDANCE RATE
Elizabeth S. Acton	●			●	100%
Laurent Alpert			●	●	100%
Allan P. Merrill					100%
Peter M. Orser		●		●	100%
Norma A. Provencio*		●	●		100%
Danny R. Shepherd	●		●		100%
David J. Spitz		●			100%
C. Christian Winkle	●			●	100%
●Chair
* Lead Director

v

KEY
QUALIFICATIONS
The following are several of the key qualifications, skills and experience of our Board nominees that we believe are uniquely important to our business.

✓	Homebuilding/Construction Industry Experience Merrill, Orser, Shepherd	✓	CEO/COO Experience Merrill, Orser, Shepherd, Spitz, Winkle

✓	CFO/Accounting/Finance Experience Acton, Merrill, Provencio, Spitz	✓	Public Company Board Experience Merrill, Provencio, Shepherd, Spitz

✓	Marketing/Sales Expertise Merrill, Orser, Spitz	✓	ESG Expertise Merrill, Orser, Provencio, Shepherd

The lack of a mark for a director does not mean that he or she does not possess that particular qualification, skill or experience. The marks above simply indicate that the characteristic is one for which the director is especially well known among our Board.
We believe our Board reflects the broad expertise and perspective needed to govern our business and constructively engage with senior management.
HOW
WE PAY
Our executive compensation program is composed of the following elements:

✓	Base salary	✓	Long-term equity incentive compensation (performance shares or performance cash and restricted stock)

✓	Short-term cash incentive compensation, based on performance	✓	Benefits available to all employees

vi

2020
EXECUTIVE COMPENSATION HIGHLIGHTS
Base Salaries (PG. 34)
Entering fiscal 2020, Mr. Merrill’s base salary was increased from $950,000 to $975,000, and Mr. Belknap’s base salary was increased from $500,000 to $540,000, in each case primarily to align salary more closely with industry peers. No changes were made to the base salary of Mr. Salomon, who retired as Chief Financial Officer effective November 20, 2020 after more than 12 years with the Company.
However, as noted under 2020 Business Highlights, with net new orders declining significantly in late March through April and cancellations increasing, the Company focused on protecting liquidity and tightly managed cash flows and operating expenses. As part of reductions in headcount and other overhead expenses, each Named Executive Officer (NEO) voluntarily reduced his salary by 20%, effective April 1, 2020.
These 20% reductions in base salary continued through September, the end of our fiscal year. Accordingly, actual blended salaries for fiscal 2020 were $879,904 for Mr. Merrill, $541,479 for Mr. Salomon and $487,331 for Mr. Belknap.

Short-Term Incentive Opportunities (PG. 35)
Entering fiscal 2020, Mr. Merrill's short-term incentive target award opportunity (expressed as a percentage of base salary) was increased from 150% to 175%, and Mr. Belknap’s target award opportunity was increased from 100% to 125%, in each case primarily to align more closely with industry peers. Mr. Salomon’s target award opportunity was maintained at 125% of base salary and was adjusted at threshold and maximum performance levels to align with short-term incentive funding, relative to target, for the other NEOs.
However, since short-term incentive target award opportunities are expressed as a percentage of base salary, there was a decrease in these target award opportunities for the fiscal year corresponding to the reduction in base salaries.
Our Compensation Committee determined that our NEOs would be eligible to receive an award for the operational components of the 2020 short-term bonus opportunity only if threshold Bonus Plan EBITDA was achieved.
Our Compensation Committee retained the discretion to deduct from awards earned for any reason, including the failure to achieve certain construction quality standards based on the assessment of an independent third-party expert.

Long-Term Incentive Opportunities (PG. 37)
No changes were made to Mr. Merrill’s or Mr. Salomon's long-term incentive award opportunity. Mr. Belknap's long-term incentive target award opportunity was increased from 150% to 175% of base salary, primarily to align his target incentive more closely with his expanded role and responsibilities with the Company.
Our Compensation Committee continued its practice of awarding performance shares equal to two-thirds of an NEO’s overall long-term incentive target award opportunity, and time-based restricted stock equal to one-third of the target award opportunity.
Our Compensation Committee based 2020-2022 performance share metrics on 3-year cumulative pre-tax income, return on assets in 2022 and the expansion of our Gatherings® communities over the three-year cycle.
Our Compensation Committee continued to include a relative total shareholder return (TSR) modifier providing for an adjustment to performance share award funding of up to plus or minus 20% based on our three-year relative TSR performance vs. companies in the S&P Homebuilders Select Industry Index.

vii

COMPENSATION OUTCOMES
Compensation outcomes from performance incentives were well-aligned with Company and management team performance during fiscal 2020.
Annual cash incentives were earned between target and maximum award opportunity levels based on actual vs. planned outcomes for the operational and financial performance factors, with payouts for our NEOs relative to target equal to 195.0% of reduced target award opportunities, or 176.0% of original target award levels prior to factoring in the base salary reductions noted above.
The three-year award cycle of the 2018 performance share program ended on September 30, 2020, with results yielding a payout relative to target equal to 139.2% of the adjusted target award opportunity after applying a negative 20% TSR modifier. Metrics included cumulative pre-tax income, return on assets and expansion of our Gatherings product line, which were then collectively subject to the TSR modifier.
2021
EXECUTIVE COMPENSATION REDUCTIONS
Despite our significant performance improvement in the second half of fiscal 2020, in recognition of the ongoing pandemic, our NEOs voluntarily extended a portion of base salary reductions, equal to a 10% reduction of pre-pandemic annual salaries, into fiscal 2021, along with separate 10% reductions in both their target short-term and long-term incentive award opportunities (expressed as percentages of base salary). These pay reductions will remain in effect at least through the first half of fiscal 2021, at which time the Compensation Committee and management may reevaluate compensation opportunities based on an assessment of Company performance and market conditions.
RATIFICATION OF
INDEPENDENT AUDITORS (PG. 21)
Although stockholder ratification is not required, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2021 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. The Board recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent auditors.

viii

TABLE OF

ix

OUR OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES	30
Core Principles and Key Objectives	30
Pay for Performance	31
Pay Best Practices	31
Role of the Compensation Committee, Management and Compensation Consultants	32
Peer Groups and Data	32
ELEMENTS OF FISCAL 2019 COMPENSATION PROGRAM	34
Consideration of Say on Pay Votes	34
Base Salary	34
Short-Term Incentive Compensation	35
Long-Term Incentive Compensation	37
Benefits	41
Stock Ownership and Holding Requirements	42
Compensation Clawback Policy	42
Risk Consideration In Our Compensation Programs	43
REPORT OF THE COMPENSATION COMMITTEE	44
EXECUTIVE COMPENSATION	45
Summary Compensation Table	45
All Other Compensation	46
Grants of Plan-Based Awards Table	46
Outstanding Equity Awards at Fiscal Year End Table	47
Option Exercise and Stock Vested Table	48
Non-Qualified Deferred Compensation Table	48
Potential Payments Upon Termination or Change of Control	49
Pay Ratio	51
SECURITY OWNERSHIP	52
TRANSACTIONS WITH RELATED PERSONS	55
PROPOSALS FOR THE NEXT ANNUAL MEETING	55
OTHER INFORMATION	56
ANNEX I — NON-GAAP RECONCILIATION	A

x

PROXY
STATEMENT
GENERAL

This proxy statement contains information about the 2021 annual meeting of stockholders of Beazer Homes USA, Inc. In this proxy statement, both “Beazer” and the “Company” refer to Beazer Homes USA, Inc. This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors starting on or about December 18, 2020.
PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

●	Proposal 1: election of directors;

●	Proposal 2: ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;

●	Proposal 3: approval of the compensation of the Company’s named executive officers; and

●
Transaction of any other business that properly comes before the meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

WHO CAN VOTE

Only stockholders of record holding shares of Beazer common stock at the close of business on the record date, December 9, 2020, are entitled to receive notice of the annual meeting and to vote the shares of Beazer common stock they held on that date. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Beazer stockholder at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
As of December 9, 2020, there were 31,253,816 shares of Beazer common stock issued and outstanding. Holders of Beazer common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

1

HOW TO VOTE

If your shares of Beazer common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. As further described below, if your shares are held in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, the entity holding your shares may vote them at its discretion on any “routine” matters; however, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is Proposal No. 2: ratification of appointment of Deloitee & Touche LLP as the Company’s independent auditors. All other matters to be acted upon at the annual meeting are “non-routine” matters. Accordingly, if you hold all or any portion of your shares in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

●	Proposal 1: election of directors; and
●	Proposal 3: advisory vote to approve the compensation of the Company’s named executive officers.
If you hold shares of Beazer common stock in your own name (as a “stockholder of record”), you may vote your shares:

over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials;
if you requested to receive printed proxy materials, by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
if you requested to receive printed proxy materials, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Whichever method you use, your shares of Beazer common stock will be voted as you direct. If you designate the proxies named in these proxy materials to vote on your behalf, but do not specify how to vote your shares, they will be voted:

●	FOR the election of the director nominees;
●	FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;
●	FOR approval of the compensation of the Company’s named executive officers; and
●	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting or any adjournments or postponements of the annual meeting.

REVOKING A PROXY

You may revoke your proxy by submitting a new proxy with a later date by Internet, telephone or mail (if applicable), by voting at the meeting, or by filing a written revocation with Beazer’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy. If you vote in advance using one of the above methods, you may still attend and vote at the meeting.

2

QUORUM

A majority of the shares of Beazer common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the annual meeting to be conducted. If your shares are present in person or by proxy, your shares will be part of the quorum.
VOTES NEEDED

Election of Directors
You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.
Ratification of Appointment of Independent Auditors
You may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Approval of the Compensation of Our Named Executive Officers
You may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Other Business
The affirmative vote of a majority of the shares cast at the annual meeting is required for approval of any other business that may properly come before the meeting or any adjournment thereof. Only votes FOR or AGAINST approval of any other business will be counted. Abstentions and broker non-votes count for quorum purposes, but not for the voting on the approval of such other business.
WHO COUNTS THE VOTES

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of the election.

3

EXPENSES OF SOLICITATION

Expenses incurred in connection with the solicitation of proxies will be paid by the Company. In addition, we have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies. We anticipate that the costs associated with this engagement will be approximately $19,500 plus costs and expenses incurred by MacKenzie. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

4

ESG
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We are committed to creating durable and growing value for customers, employees, partners and shareholders and strengthening the communities that we serve. Here is how we create value:

FOR CUSTOMERS
•By providing our three pillars – Mortgage Choice, Surprising Performance and Choice Plans™ – we deliver extraordinary value at an affordable price compared to other new or used homes

FOR EMPLOYEES
•By establishing work environments that are safe, engaging and diverse, we offer opportunities for learning, life-work balance and community impact

FOR PARTNERS
•By building our relationships on transparency, innovation and sustainability, we achieve mutually beneficial operational and financial objectives

FOR SHAREHOLDERS
•By balancing our growth and risk management efforts, we generate economic returns above our cost of capital and improve our Environmental, Social and Governance contributions

Our Board of Directors provides oversight of environmental, social and governance matters and supports our efforts to operate as a good corporate citizen. Several highlights of our primary objectives and accomplishments in these areas appear below.
ESG
ENVIRONMENTAL
We believe we can make home ownership more attainable while building our homes with a concern for their impact on the environment. We work with industry-leading partners who also value innovation and quality and embrace environmentally friendly processes and objectives.
Energy Conservation
According to United States Environmental Protection Agency (EPA) analysis, ENERGY STAR certified homes achieve a 20% energy efficiency improvement on average compared to homes built to code, and even more compared to resale homes. Yet, according to the EPA, only one out of every 10 new homes built in recent years is ENERGY STAR certified.

Beazer Homes has participated in the ENERGY STAR® Program since 1998, certifying over 67,000 new homes during that period. In 2020, we were selected as an ENERGY STAR Sustained Excellence Partner of the Year for the fifth consecutive year. We continue to focus on energy efficiency by partnering with ENERGY STAR in our efforts to assure (through rigorous third-party testing) that 100% of our homes meet or exceed ENERGY STAR program requirements.
Our focus on durability and energy efficiency, has substantively contributed to the reduction of greenhouse emissions. Specifically, our ENERGY STAR commitment prevented the creation of more than 14,000 metric tons of CO2 equivalent emissions in 2020 alone and, since 2011, over 114,000 metric tons of CO2 equivalent emissions, according to the Environmental Savings Calculator tool used by the EPA to administer the ENERGY STAR program.

5

RESNET, a nonprofit national standards-making body for the building industry, has developed the Home Energy Rating System (HERS) Index, which has become the standard by which a home's energy efficiency is measured. It is also the nationally recognized system for inspecting and calculating a home's energy performance after construction is complete. HERS measures the energy efficiency of a home on an easy to-understand scale: the lower the number, the more energy efficient the home and the more it reduces Greenhouse Gas (GHG) emissions over its lifetime.
Beazer has a long history of emphasizing energy efficiency and environmental responsibility in its building practices, and emissions reduction targets have been an important part of our environmental strategy. At an operating level, the primary way we measure our progress is by annually targeting a lower HERS Index score for the homes we deliver, which leads to a reduction in GHG emissions.
Our use of advanced building practices and materials has demonstrated through HERS Index ratings that our homes are greater than 30% more energy efficient than a code-built new home, with a rigorous inspection process to assure that the quality of each home is consistent. Advanced building practices and materials are critical to the efficiency of a home, since 75% of the energy consumption of a home is determined by its construction.
Only a small portion of newly built homes are subjected to the rigorous measurement required by RESNET. For these homes, the average HERS Index Score in 2019 by all builders was 59. The average HERS score for Beazer Homes in 2019 was 56.

●	It is important to note that every home we build is third-party rated and certified with a HERS score. We don’t exclude any homes that are built to lesser energy-efficient standards, because we don’t build them.

●	It is also important to understand that we do not include a numeric benefit related to any amount of renewable energy production, including in homes we offer with solar energy production capabilities. While this would reduce our actual HERS scores, we believe the “gross” HERS score before any benefit of renewable energy production is a more rigorous measure of a builder’s methods, materials and testing.

●	Over time, as renewable sources of energy become more cost effective, “net” HERS scores are likely to decline substantially.

# AVERAGE HERS SCORES FOR BEAZER HOMES

90
80
70
60
50
40
30
20
10
0
56
<45
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23
'24
'25

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Net Zero Energy Ready
A “net zero energy” home essentially produces enough renewable energy to meet its own energy consumption requirements. The precise HERS score necessary for an on-site renewable energy source, such as solar photovoltaic system, to offset a homes’ energy usage depends on the size of the home, the region in which it is located, and the materials and methods used in constructing the home. In general, net zero energy corresponds to a “gross” HERS score in the mid-40s to low-50s, based on current standards.

The United States Department of Energy (DOE) Zero Energy Ready Home program builds upon current HERS standards and the comprehensive requirements of the EPA’s ENERGY STAR program and incorporates other building science innovations and practices to achieve at least 40%-50% greater energy efficiency than a typical new home. DOE Zero Energy Ready Homes are verified by a qualified third-party.

Beazer Homes is a proud builder partner of the DOE’s Zero Energy Ready Home program. Our expectation is that within 5 years every home we build will qualify as a Zero Energy Ready Home under the DOE program. Moreover, we intend to exceed the current DOE program requirements with respect to the HERS Index component. Our improvement objective is very simple: within 5 years we expect every new Beazer home will generate a HERS score of 45 or less. This objective corresponds to our new and industry-leading commitment for energy efficiency:

Within 5 years, every home that Beazer builds will be Net Zero Energy Ready
Every Beazer “Net Zero Energy Ready” home will have a gross HERS Index Score (before any benefit of renewable energy production) of 45 or less. This means homeowners will be able to achieve net zero energy by attaching a properly sized renewable energy system, such as solar photovoltaic system, that will generate as much energy as the home consumes. Solar projects in condominiums typically require participation of an association and/or other unit owners.
We believe this commitment will continue to keep the energy-efficiency of the homes we build well ahead of other new homes built to code. Net Zero Energy Ready represents a whole new level of quality, comfort and innovation that adds up to a high-performance home with a dramatically reduced carbon footprint.

Other Environmental Initiatives
We also foster new sustainability initiatives as we work to protect the quality of our environment. Our efforts include implementing programs that result in our homes having Air Changes per Hour (ACH) ratings better than industry standards, which lessens the impact on our environment while maintaining a comfortable home. This is accomplished through whole home weatherization and efficiency systems, internal quality inspections and a rigorous third-party quality inspection program that tests every home we build, all of which are designed to assure consistency with our high expectations on construction standards.
Another example of our environmental stewardship is our Storm Water Information Management (SWIM) system, which has been developed to ensure we are protecting the environment and complying with applicable federal, state and local regulations. This helps us design and build our neighborhoods to better manage stormwater runoff in each community, while helping to keep materials such as dirt, paint, concrete residue, oils or other waste from leaving our construction sites.
We continue to incorporate efficient and waste-reducing practices into home building, offering long-term benefits to both consumers and the environment. For example, we are engaged in a project with Entekra Fully Integrated Off-Site Solutions® for framing systems in Sacramento, California. Our homes framed as part of this project are constructed more efficiently, with a cleaner jobsite and reduced waste. More broadly, during fiscal 2020, we focused on a continuing objective to simplify our product offerings, which includes streamlining our plan and structural options, as well as design selections, to improve efficiency, reduce costs and minimize waste at construction sites.

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ESG
SOCIAL
Our People

Core Principles — Safety, Integrity, Respect and Inclusion
Safety is a core principle at Beazer, and a safe and healthy working environment for our employees is our highest priority. From the onset of the pandemic, we rapidly established a cross-functional taskforce and deployed enhanced IT resources to facilitate new processes and procedures and keep our teams informed with the most up to date information. We distributed personal protective equipment across the organization and transitioned some of our teams to work in a virtual-only environment. We also adopted new work-from-home policies and repurposed surplus laptops and tablets to support our employees’ at-home students. Our strong Safety-First culture enabled us to react quickly to the adverse impacts of the pandemic, without sacrificing our core principle of a safe and healthy working environment for our employees.
Competition for qualified personnel is intense across our footprint. We believe our competitive advantage lies in our ability to attract and retain talented people who consistently exemplify integrity and respect - powerful attributes that enable us to focus on outcomes versus mere hours worked. From competitive compensation and benefits programs, to industry-leading programs such as 12-week parental leave and flexible time off (with no accrual or maximum time away from work), our employee experience is centered on engagement and life-work balance.
We are committed to promoting an inclusive and diverse culture. We believe that behaviors lead to results, and that inclusion will lead to even greater diversity in our workplace. To this end, we consistently measure employee engagement, maintain disciplined equal employment recruiting, hiring and promotion policies, provide company-wide learning and development programs on inclusion (beginning with unconscious bias training for all employees), and review pay practices for fairness and equality with a third-party.
Our Customers
Our goal is to deliver to our customers a spectacular homebuying experience and homes that provide extraordinary value at an affordable price. We create durable and growing value for our customers through our three pillars:

Mortgage Choice. Unlike some national homebuilders, we don’t profit from our customers’ home loans. Instead, we help them obtain the best terms available. When homebuyers shop and compare loan offers, lender competition leads to lower closing costs and lower monthly payments.

Our Mortgage Choice program promotes lender diversity, creating an opportunity to qualify a broader range of homebuyers at more competitive terms. After receiving multiple loan offers, Mortgage Choice provides automated comparison tools to help customers evaluate and compare offers, based on what’s most important to them, while consistently delivering customer satisfaction ratings above 90%.

Surprising Performance. Every Beazer home is designed and built to provide Surprising Performance – a level of quality, comfort and innovation that adds up to a high-performance home and lower cost of ownership. The talents and experience of our people combined with the innovation and dependability of our processes and materials translates into a more efficient and comfortable home that saves our homeowners money every month.

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Our ongoing commitment to deliver high performance homes at an affordable price continues to evolve. We are proud that every home we build exceeds the latest ENERGY STAR® standards, and our commitment to build every home Net Zero Energy Ready within five years means that we will enhance the efficiency and wall-to-wall quality and comfort that we build into Beazer homes. Innovation is a key component of our mission, and we continue to utilize technology and design enhancements in energy-efficiency and other areas that add value to our homeowners. For example, at the beginning of fiscal 2021, we introduced a program that provides every home with immediate Internet connectivity at move-in at no additional cost.

Choice Plans™. Every Beazer home is designed with Choice Plans, which provide interior room choices that allow homebuyers to personalize select primary and secondary living areas, at no additional cost. For example, homebuyers can consider structural choices that include:

•crafting a kitchen that’s all about entertaining or one that puts family dinners and homework front and center;
•designing a primary bathroom with a large spa shower or with a tub and shower; or
•prioritizing extra bedroom space, loft space or a home office environment.

With Beazer’s Choice Plans, homebuyers choose how they want to live in the home, without paying additional structural modification costs that other builders may charge or compromising their comfort and convenience for the sake of affordability.

These three pillars shape our ability to offer customers a well-constructed, more comfortable and functional home with competitive financing terms and an overall lower cost of home ownership – delivering extraordinary value at an affordable price.
Our Communities
We have a long-standing relationship of support for the Fisher House Foundation, a not-for-profit organization that builds homes where military and veterans’ families can stay free of charge while a loved one is in the hospital. Our annual employee-driven campaign for Fisher House has roughly doubled in size each year, most recently raising over $425,000 in 2020 and nearly $1 million to date.
We also support a number of division-level initiatives and activities that serve local communities. For example, our team has participated in the MS 150, a two-day bike ride to support the National Multiple Sclerosis Society, Operation FINALLY HOME, which provides mortgage-free homes to military families, and numerous other charitable organizations.
Charity Title
We take seriously our responsibility to strengthen the communities that we serve. In that spirit, we are proud to announce our newest commitment to our customers and communities – the development of a new, wholly-owned title insurance agency – Charity Title Agency. Charity Title donates 100% of its profits to charity.

While most large homebuilders offer title insurance through a captive agency, we believe we are the only homebuilder to commit all title insurance agency profits to charitable organizations. With these funds, we expect to continue to support the Fisher House Foundation and also assist a limited number of organizations that work to make home ownership more attainable or pursue socially responsible initiatives in the communities where our customers live and work.

Title agency services are a critical component of the homebuying process, and, with Charity Title, we expect to be a consistent and important financial partner and make meaningful positive contributions to the communities that we serve.

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ESG
CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE

Our Board of Directors has evaluated all business and charitable relationships between the Company and the Company’s directors during fiscal 2020 as required by the Company’s Corporate Governance Guidelines. As a result of this evaluation, the Board has determined that each non-employee director (each director other than Mr. Merrill) is an “independent director” as defined by the standards for director independence established by applicable laws, rules and listing standards including the standards for independent directors established by The New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Company’s Corporate Governance Guidelines are available on the Company’s website at beazer.com.
The Corporate Governance Guidelines require that non-employee directors meet in executive session as part of each regularly scheduled meeting of the Board. These executive sessions are called and chaired by our Lead Director. Under our Corporate Governance Guidelines, the Lead Director is an independent director who is elected by the affirmative vote of a majority of the independent directors. In addition to chairing executive sessions of the independent directors, the Lead Director discusses with the other independent directors management’s proposed meeting agendas for meetings of the Board and reviews approved meeting agendas with our Chief Executive Officer, leads the discussion with our Chief Executive Officer following the independent directors' executive sessions and leads periodic discussions with other directors and management concerning the Board's information needs.
BOARD LEADERSHIP STRUCTURE AND GOVERNANCE PRACTICES

Board Leadership Structure
Our Board regularly reviews all aspects of its governance profile, including its leadership structure. As part of this review, our Board has determined that a combined CEO-Chairman coupled with an empowered and independent Lead Director is the most appropriate corporate governance structure for the Company and its stockholders at this time. Accordingly, Mr. Merrill has served as Chairman and Ms. Provencio has served as Lead Director since November 2019.
Mr. Merrill was appointed as Chairman based on his leadership skills, experience in and knowledge of the homebuilding sector — including his leadership and experience as Chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and as Chair of the Leading Builders of America, an industry trade association. In addition, the Board recognized Mr. Merrill’s exemplary tenure at the Company — including more than 13 years of service, over nine of which as President and CEO. The Board believes that Mr. Merrill’s continued leadership is essential to meeting the Company’s long-term strategic objectives.
The independent directors of the Board appointed Ms. Provencio as Lead Director because she possesses the experience, qualities and skills necessary for the role, including high personal integrity and a readiness to challenge management when appropriate, drawing on more than 30 years of experience in the public accounting field and 11 years of service to the Board. Our Board believes Ms. Provencio is highly qualified to discharge responsibilities that are consistent with the duties of an independent Lead Director, including presiding at all meetings of independent directors, consulting on all meeting schedules and agendas, being available for direct consultation with the Company’s stockholders, and assisting with the Board’s thorough CEO evaluations, Board evaluations and succession planning activities. For more information on the role and responsibilities of our Lead Director, see Exhibit A (“Lead Director Role and Responsibilities”) to our Corporate Governance Guidelines, which are available on the Company’s website at beazer.com.

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Our Board believes that its leadership structure, together with the Company’s already strong corporate governance practices, creates a productive relationship between the Board and management, including strong independent oversight. Our Board will continue to review its leadership structure regularly.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide a majority voting standard for the election of directors in uncontested elections. Director nominees will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by our Board, and the stockholder does not withdraw the nomination prior to our mailing the notice of the stockholders meeting, or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.
The Corporate Governance Guidelines provide that our Board will only nominate candidates who tender their irrevocable resignations, which are effective upon (i) the candidate not receiving the required vote at the next annual meeting at which they face reelection and (ii) our Board accepting the candidate’s resignation. In the event that any director does not receive a majority vote, then pursuant to our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee (NCG Committee) will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, the Board and the NCG Committee may consider any factors that they deem relevant. Our Corporate Governance Guidelines also provide that the director whose resignation is under consideration will abstain from the deliberation process. All candidates standing for reelection at the annual meeting have tendered such resignations.
Risk Oversight
Effective risk oversight is a priority for our Board. The goal of the Company’s risk management process is to understand and manage key strategic and operational risks, identified as having a material impact on the Company, in accordance with the Board’s tolerance for risk. The entire Board oversees and engages with senior executives on key ESG matters, including organizational inclusion and diversity programs, equitable pay practices, environmental programs and initiatives and sustainability matters. All committees report on the risk categories they oversee to the full Board.
Our Board has delegated primary responsibility for overseeing our risk management process to the Audit Committee. The Audit Committee oversees our risk identification and mitigation processes and specifically oversees management of our financial, legal and fraud policies, as well as our regulatory compliance and cybersecurity risks. This includes regular evaluation of risks related to the Company’s financial statements, including internal controls over financial reporting. Members of management, including our Chief Financial Officer, General Counsel, Compliance Officer and Director of Internal Audit, report to the Audit Committee on a quarterly basis regarding on-going risk management activities. In addition, the Audit Committee and the full Board receive regular reports from our Chief Information Officer and other members of senior management regarding their assessment of cybersecurity and related risks to the Company, as well as ongoing cybersecurity initiatives. The Audit Committee also oversees the internal audit function and our independent auditors and meets on at least a quarterly basis with our Compliance Officer, Director of Internal Audit and representatives of our independent auditors as part of this oversight responsibility.
Our Compensation Committee periodically reviews our compensation philosophy and program designs to help ensure that our compensation programs, including those applicable to our executives, do not encourage inappropriate risk taking that could have a materially adverse impact on the Company. The Compensation Committee works with its independent compensation consultant to structure executive compensation plans that are appropriately aligned with key business objectives, company performance and stockholder interests. For more information on risk considerations in our compensation programs, please see “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Risk Considerations in Our Compensation Programs” below.
Our Finance Committee oversees risks relating to liquidity, capital structure and investments, including land acquisition and development. The Finance Committee, as well as the Board as a whole, reviews our long-term strategic plans, annual budget, capital commitments, cash needs and funding plans. Management is responsible for identifying and managing these risks, while directors provide oversight to management in this process.

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Our NCG Committee oversees risks relating to governance matters. The NCG Committee also oversees our ethics program, including implementation of our Code of Business Conduct and Ethics, and compliance by directors and management with the corporate governance and ethics standards of the Company.
STANDING COMMITTEES AND
MEETINGS OF THE BOARD OF DIRECTORS

The four standing committees of the Board are the: Audit Committee, NCG Committee, Compensation Committee, and Finance Committee. Actions taken by these committees are reported to the Board of Directors at the next following Board meeting. All directors then serving on the Board attended the Company’s 2020 annual meeting of stockholders held on February 5, 2020. The table below shows the current membership of the Board and each standing committee, and the number of formal meetings held during fiscal 2020. Mr. Laurent Alpert is retiring from the Board and is not standing for reelection.

	BOARD	AUDIT	COMPENSATION	NOMINATING/CORPORATE GOVERNANCE	FINANCE	ATTENDANCERATE
Elizabeth S. Acton	●	●			●	100%
Laurent Alpert	●			●	●	100%
Allan P. Merrill	●					100%
Peter M. Orser	●		●		●	100%
Norma A. Provencio*	●		●	●		100%
Danny R. Shepherd	●	●		●		100%
David J. Spitz	●		●			100%
C. Christian Winkle	●	●			●	100%
Number of Meetings in 2020	5	7	4	7	5
●Chair
* Lead Director

In addition to the regularly scheduled meetings noted above, the Board and the executive leadership team met via videoconference at least weekly beginning in March through April to address the initial impacts of the pandemic. While these meetings were not conducted as formal Board meetings, all directors were in attendance.
AUDIT COMMITTEE

Our Audit Committee assists the Board in its oversight responsibility relating to:

●	The integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
●	The Company’s compliance with legal and regulatory requirements;
●	The independent auditor’s qualifications, independence and performance, including sole authority for appointment, compensation, oversight, evaluation and termination;
●	The performance of the Company’s internal audit function;
●	The Company's management of cybersecurity and related risks;

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●	The report of the Audit Committee required by the rules of the SEC, as included in this proxy statement;
●	Reviewing related party transactions; and
●	The fulfillment of the other responsibilities set out in its charter.
Our Board has determined that all members of the Audit Committee are “financially literate” under NYSE rules and also qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended. Our Board also has reviewed the composition of the Audit Committee pursuant to the rules of the SEC and NYSE governing audit committees and confirmed that all members of the Audit Committee are independent under such rules.
NOMINATING/CORPORATE GOVERNANCE COMMITTEE

As described further below, the duties of our NCG Committee include recommending to the Board the slate of director nominees submitted to stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board. The NCG Committee is also responsible for developing corporate governance principles for the Company and overseeing the evaluation of the Board of Directors. Our Board has reviewed the composition of the NCG Committee pursuant to the rules of the NYSE governing nominating and governance committees and confirmed that all members of the NCG Committee are “independent” under such rules.
The NCG Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board and stockholders of the Company, as well as recommendations from other interested parties. The NCG Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading “Procedures Regarding Director Candidates Recommended by Stockholders” below) are forwarded to the NCG Committee for consideration.
COMPENSATION COMMITTEE

Our Compensation Committee reviews the Company’s management resources and structure and administers the Company’s cash- and equity-based compensation programs for directors and management, which includes our NEOs. Our Board has reviewed the composition of the Compensation Committee pursuant to the rules of the NYSE governing compensation committees and confirmed that all members of the Compensation Committee are “independent” under such rules. All members of the Committee are also “outside directors,” as defined by applicable federal tax law or regulations of the Internal Revenue Service.
FINANCE COMMITTEE

Our Finance Committee provides assistance to the Board by reviewing from time to time matters concerning corporate finance, including equity and debt financings, acquisitions and divestitures, share and debt repurchases and dividend policy.

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COMMITTEE CHARTERS AND OTHER INFORMATION

Interested parties may access electronic copies of the charters of our Audit Committee, NCG Committee, Compensation Committee and Finance Committee at beazer.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which meet the requirements of a code of ethics under applicable SEC regulations and NYSE standards, are also available on the Company’s website. Printed copies of any of these documents may be requested by writing to the Company’s corporate secretary at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.
DIRECTOR, BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the NCG Committee oversees the evaluation process, which includes personal interviews with each director during which the performance of individual directors, the full Board and the committees of the Board are assessed. Areas of improvement are also solicited during these interviews. These assessments are then reviewed and shared with the full Board during executive session.
DIRECTOR QUALIFICATIONS

Pursuant to our Corporate Governance Guidelines, the NCG Committee is directed to work with our Board on an annual basis to determine the appropriate qualifications, skills and experience for each director and for our Board as a whole. In evaluating these characteristics, the NCG Committee and our Board take into account many factors, including the individual director’s general understanding of our business on an operational level, as well as his or her professional background and willingness to devote sufficient time to Board duties.
Our Board considers diversity of race, ethnicity, gender, age and professional accomplishments in evaluating director candidates. Each individual is evaluated in the context of our Board as a whole, with the objective of recommending a group of nominees that can best promote the success of our business and represent stockholder interests through the exercise of sound judgment based on diversity of experience and background.
When identifying potential director candidates - whether to replace a director who is retiring or has resigned, or to expand the Board to gain additional capabilities - the NCG Committee, in consultation with the full Board, determines the skills, experience and other characteristics that a potential candidate should possess in light of the composition and needs of the Board and its committees. The NCG Committee also considers whether or not the candidate would be considered independent under the applicable NYSE and SEC governance standards.
PROCEDURES REGARDING DIRECTOR CANDIDATES
RECOMMENDED BY STOCKHOLDERS

The NCG Committee will consider Board candidates recommended by our stockholders. If the NCG Committee determines to nominate a stockholder-recommended candidate, then that nominee’s name will be included in the proxy statement for our next annual meeting. Stockholder recommendations must be addressed to: Beazer Homes USA, Inc.,

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Attention: Chair, Nominating/Corporate Governance Committee, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.
Our stockholders also have the right under our Bylaws to directly nominate director candidates at an annual meeting by following the procedures outlined in our Bylaws. Our NCG Committee evaluates candidates recommended by stockholders in the same manner it evaluates director candidates identified by the Committee.
REPORTING OF CONCERNS TO INDEPENDENT DIRECTORS

Any concerns about the Company may be communicated directly to our independent directors. We maintain an ethics hotline (at 1-866-457-9346) that individuals may call to report any concerns to Global Compliance, a third-party service provider that administers our ethics hotline. Individuals may report their concerns anonymously, should they wish to do so. Written communications may be mailed to the Company’s corporate secretary at 1000 Abernathy Road, Suite 260, Atlanta, GA 30328, and the corporate secretary will forward such communications to our independent directors.

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PROPOSAL 1 —
ELECTION OF DIRECTORS
GENERAL

As part of a comprehensive, long-term Board succession plan, one of our current directors will not be standing for reelection at the annual meeting. After 19 years of distinguished service, Mr. Laurent Alpert will retire from the Board, effective as of the Annual Meeting. We would like to take this opportunity to thank Mr. Alpert for his many years of service to Beazer Homes, its Board and stockholders.
Each of the nominees listed below has been nominated as a director to serve a term of one year and until his or her respective successor has been qualified and elected. Each of the following nominees is presently serving as a director. Our Board of Directors periodically evaluates the appropriate size for our Board and will set the number of directors in accordance with our Bylaws and based on recommendations of the NCG Committee.
In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the proxy for such other candidate or candidates as may be recommended by the NCG Committee and subsequently nominated by our Board of Directors. Our Board has no reason to believe that any of the following nominees will be unable or unwilling to serve as a director, if elected.

NOMINEES
The biographical information appearing below with respect to each nominee has been furnished to us by the nominee:
ELIZABETH S. ACTON
Ms. Acton, 69, has served as a director of the Company since May 2012. Prior to her retirement in April 2012, Ms. Acton was Executive Vice President Finance (from 2011 to 2012) and Executive Vice President and Chief Financial Officer from (2002 to 2011) of Comerica Incorporated, a financial services company. Prior to joining Comerica, Ms. Acton held a variety of positions at Ford Motor Company from 1983 to 2002, including Vice President and Treasurer from 2000 to 2002 and Executive Vice President and Chief Financial Officer of Ford Motor Credit Company from 1998 to 2000. She is an Independent Trustee of the Fidelity Fixed Income and Asset Allocation Funds. Ms. Acton received a Bachelor’s degree from the University of Minnesota and a Master of Business Administration degree in Finance from Indiana University.
Ms. Acton has over 35 years of significant financial management expertise as well as significant experience as a finance executive for two public companies. We believe Ms. Acton’s finance and accounting expertise is valuable to the Company in many respects, including with respect to assessment of our capital structure and financial strategy as Chair of our Finance Committee, as well as compliance with our obligations under various regulatory requirements for financial expertise on our Board of Directors and Audit Committee.

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ALLAN P. MERRILL
Mr. Merrill, 54, joined the Company in May 2007 as Executive Vice President and Chief Financial Officer. He was named President and Chief Executive Officer in June 2011 and elected Chairman in November 2019. Prior to joining the Company, Mr. Merrill worked in both investment banking and online real estate marketing. While working for UBS and its predecessor firm Dillon, Read & Co. (from 1987 to 2000), Mr. Merrill ultimately served as co-head of the Global Resources Group, overseeing relationships with construction and building materials companies around the world, including advising Beazer Homes on its 1994 initial public offering and several major acquisitions. Immediately prior to joining Beazer, Mr. Merrill was with Move, Inc. where he served as Executive Vice President of Corporate Development and Strategy after joining the firm as its first President of Homebuilder.com.
Mr. Merrill is also involved in several housing industry organizations. He was elected to the Board of Directors of Freddie Mac (Federal Home Loan Mortgage Corporation) in September 2020 and recently completed a four-year term as Chairman of Leading Builders of America, a trade organization of the country’s largest public and private homebuilders. He also serves on the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and on the board of privately held Builder Homesite Inc. He is a graduate of the University of Pennsylvania’s Wharton School with a Bachelor of Science degree in Economics.
We believe Mr. Merrill’s experience in and knowledge of the homebuilding sector, gained primarily through finance, capital markets and strategic development roles over more than 25 years, is particularly valuable to the Company as it seeks to achieve its financial and operational goals.

PETER M. ORSER
Mr. Orser, 64, has been a director of the Company since February 2016. From 2010 to 2014, Mr. Orser served as President and Chief Executive Officer of the Weyerhaeuser Real Estate Company, a subsidiary of Weyerhaeuser Company, where he oversaw five different homebuilding operations across the United States. In July 2014, under his leadership, Weyerhaeuser completed the successful sale of the company. Prior to that, Mr. Orser spent almost 25 years in various positions at Quadrant Homes, a leading homebuilder in the state of Washington and a subsidiary of Weyerhaeuser, including serving as President from 2003 to 2010. Mr. Orser is active in a number of civic organizations, including multiple terms on the Runstad Department of Real Estate, University of Washington Advisory Board and United Way of King County board. Mr. Orser holds a Bachelor of Science degree from the University of Puget Sound and a Master of Urban Planning from the University of Washington.
Mr. Orser’s experience in the homebuilding industry provides significant operational and safety expertise to the Company. We believe his understanding of our industry, as well as his management experience gained over the course of his career, is valuable to the Company.
NORMA A. PROVENCIO
Ms. Provencio, 63, has been a director of the Company since November 2009 and was named Lead Director in November 2019. Ms. Provencio is President and owner of Provencio Advisory Services Inc., a healthcare financial and operational consulting firm. Prior to forming Provencio Advisory Services in October 2003, she was the Partner-in-Charge of KPMG’s Pacific Southwest Healthcare Practice since May 2002. From 1979 to 2002, she was with Arthur Andersen, serving as that firm’s Partner-in-Charge of the Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest. Ms. Provencio received her Bachelor of Science in Accounting from Loyola Marymount University. She is a certified public accountant and also a member of the Board of Trustees of Loyola Marymount University.
Ms. Provencio has over 30 years’ experience in the public accounting field. We believe her in-depth understanding of accounting rules and financial reporting regulations to be valuable to the Company’s commitment and efforts to comply with regulatory requirements.
DANNY R. SHEPHERD
Mr. Shepherd, 69, has been a director of the Company since November 2016. Prior to his retirement in 2015, Mr. Shepherd was Vice Chairman (from 2014 to 2015) and served as Senior Vice President, Executive Vice President and Chief Operating Officer (from 2001 to 2014) of Vulcan Materials Company, a producer of construction aggregates. Mr. Shepherd received his Bachelor of Science degree from the Georgia Institute of Technology.

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Mr. Shepherd has significant experience in the building materials industry, and he has over 40 years of public company experience. He served in various management roles over the course of his career, including 13 years as an executive of a large producer of construction aggregates. We believe his in-depth understanding of our industry, as well as his management and operational experience, provides value to the Company.
DAVID J. SPITZ
Mr. Spitz, 48, has served as a director of the Company since August 2019. He is currently the chief executive officer and a member of the board of directors of ChannelAdvisor Corp., a leading e-commerce cloud platform whose mission is to connect and optimize the world's commerce. He also served as president and chief operating officer of ChannelAdvisor from 2010 until May 2015, and previously served in a number of capacities from 2006 until 2010. He was an entrepreneur-in-residence at the Aurora Funds, a venture capital firm, from 2005 to 2008. Previously, from 2000 to 2002, Mr. Spitz was founder and chief technology officer of WindWire, a mobile marketing company that was acquired by Avesair, where he then served as president until its acquisition by Inphonic in 2003. In 1996 he co-founded, and until 1998 served as chief technology officer of, Netsation, a network management software company acquired by Nortel Networks, where he then served as senior principal technologist until 2000. Mr. Spitz received a B.A. degree in computer science from the University of California, San Diego. He holds four U.S. patents, is past chairman of the North Carolina School of Science and Mathematics Foundation Board and is past chairman and a member of the executive committee and board of directors of CED, an entrepreneurial support organization for companies in the southeastern United States.
Mr. Spitz’s high-level management experience with software and technology companies, computer science background and deep technology industry experience provides value to the Company.
C. CHRISTIAN WINKLE
Mr. Winkle, 57, has served as a director of the Company since August 2019. He is currently the chief executive officer and a member of the board of directors of Sunrise Senior Living, which operates senior living communities in the United States, Canada and the United Kingdom, including Gracewell Healthcare communities. He has been at Sunrise Senior Living since September 2013. He was chief executive officer of MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States from November 2005 to August 2013. He served as president and chief executive officer of Mariner Health Care, Inc., which operated skilled nursing facilities, assisted living and long-term acute care hospitals from January 1999 to July 2004. Mr. Winkle was the chief operating officer of Integrated Health Services, where he helped pioneer the sub-acute care sector and was responsible for all facility and ancillary service operations. He is a member of Argentum and American Seniors Housing Association (ASHA) boards. Mr. Winkle received his Bachelor of Science degree from Case Western Reserve University.
Mr. Winkle's broad management experience and his specific expertise in serving the important aging adults demographic provides value to the Company.
RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

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NON-EMPLOYEE
DIRECTOR COMPENSATION
SUMMARY OF 2020 NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors generally receive annual cash retainers for Board and committee service and an annual restricted stock award that vests one year from the date of grant. They also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings, but they do not receive fees for meeting attendance.
To reward our directors’ efforts and contributions, the Compensation Committee seeks to position non-employee director compensation at or near the 50th percentile of industry peers, with a meaningful emphasis on equity-based awards to align their interests with stockholders. With the assistance of its independent advisor, the Compensation Committee periodically reviews our non-employee director compensation program to ensure it is sufficiently competitive vs. industry peers to facilitate the attraction and retention of highly experienced and qualified board members. The peer group includes the same companies used in senior executive benchmarking, as listed on page 33.
NON-EMPLOYEE DIRECTOR CASH COMPENSATION

Entering fiscal 2020, all non-employee directors were to receive a $75,000 annual Board cash retainer and cash retainers for Board committee service, as applicable, equal to $25,000 for our Audit Committee chair, $20,000 for each of our other committee chairs, $12,500 annually for non-chair service on the Audit Committee and $10,000 annually for service on all other committees. Our Lead Director was to receive an additional annual cash retainer of $37,500 for serving as Lead Director.
However, following reductions in headcount and other overhead expenses as we sought to protect our liquidity and tightly manage cash flows as a result of the pandemic, including voluntary reductions in NEO compensation, the Board determined to voluntarily reduce its own cash compensation by 20% for the remainder of the fiscal year. These reductions are reflected in the Director Compensation Table on page 20. The Board also determined that a 10% reduction in Board cash compensation would remain in effect at least through the first half of fiscal 2021, at which time the Compensation Committee may reevaluate such reductions based on an assessment of Company performance and market conditions.
ANNUAL EQUITY GRANT

For fiscal 2020, all non-employee directors received an equity grant with the number of shares calculated by dividing $125,000 by the fair market value of a share of common stock on the date of grant, rounded down to the nearest whole number. Directors are eligible to receive grants of equity-based awards under the Company’s long-term incentive plans at the discretion of our Compensation Committee. Our Compensation Committee’s rationale for equity grants to directors is similar to that for our NEOs; namely, to align their interests with those of stockholders. The amount of the director grant is determined in consultation with our Compensation Committee’s independent compensation consultant, Pearl Meyer. See footnote 2 to the Director Compensation Table below.

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Except as described above, our non-employee directors did not receive any other compensation from the Company for services rendered as a director during fiscal 2020. Our directors are subject to stock ownership and holding requirements, equal to 4.0 times the annual Board cash retainer, as further described under “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Stock Ownership and Holding Requirements” below.
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation of each non-employee director in fiscal 2020.

NAME (1)	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($)(2)	TOTAL($)
Elizabeth S. Acton	102,125	124,991	227,116
Laurent Alpert	90,250	124,991	215,241
Brian C. Beazer	32,775	—	32,775
Peter G. Leemputte	33,638	—	33,638
Peter M. Orser	103,225	124,991	228,216
Norma A. Provencio	131,719	124,991	256,710
Danny R. Shepherd	104,500	124,991	229,491
David J. Spitz	84,225	124,991	209,216
C. Christian Winkle	88,313	124,991	213,304
Stephen P. Zelnak, Jr.	33,375	—	33,375

Messrs. Beazer, Leemputte and Zelnak did not stand for reelection and retired from the Board at the Annual Meeting of Stockholders held on February 5, 2020. Their compensation reflects service as directors from October 1, 2019 through the Annual Meeting. Allan Merrill, our Chairman, President and Chief Executive Officer, is a member of our Board of Directors, but does not receive separate compensation for his Board service.

Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the non-employee directors. Further information regarding the valuation of stock awards can be found in Notes 2 and 16 to our Consolidated Financial Statements in our 2020 Form 10-K. In fiscal 2020, Ms. Acton, Ms. Provencio and Messrs. Alpert, Orser, Shepherd, Spitz and Winkle were each granted 8,002 shares of restricted stock. Each award vests on the one-year anniversary of its grant date.

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PROPOSAL 2 —
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche), to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021. Deloitte & Touche has served as our accounting firm since 1996. The services provided to the Company by Deloitte & Touche for the last two fiscal years are described under the caption “Principal Accountant Fees and Services” below. Stockholder approval of the appointment is not required; however, our Board of Directors believes that obtaining stockholder ratification of the appointment is a sound governance practice.
Representatives of Deloitte & Touche will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
For the fiscal years ended September 30, 2020 and 2019, the following professional services were performed by Deloitte & Touche:
Audit Fees: The aggregate audit fees billed for the fiscal years ended September 30, 2020 and 2019 were $1,060,500 and $1,130,000, respectively. Audit fees consisted of fees associated with the audit of our annual financial statements and internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: The aggregate fees billed for audit-related services for the fiscal years ended September 30, 2020 and 2019 were $33,790 and $33,790, respectively. These fees related to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services included employee benefit and compensation plan audits.
Tax Fees: No fees for tax services were billed by or paid to Deloitte & Touche in either fiscal year 2020 or fiscal year 2019.
All Other Fees: No other fees were billed by or paid to Deloitte & Touche in either fiscal year 2020 or fiscal year 2019.
Our Audit Committee annually approves each year’s engagement for audit services in advance. Our Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by our independent auditors.
RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

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REPORT OF THE
AUDIT COMMITTEE
The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted by our Board of Directors. Each member of the Audit Committee is independent and financially literate in the judgment of the Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The Board of Directors has also determined that Ms. Acton and Messrs. Shepherd and Winkle qualify as “audit committee financial experts,” as defined under SEC regulations.
Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.
The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2020. The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has also received the written communications from Deloitte & Touche required by the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche their independence. The Audit Committee has considered whether the provision of the non-audit services described above by Deloitte & Touche is compatible with maintaining their independence and has concluded that the provision of these services does not compromise such independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.
DANNY R. SHEPHERD (CHAIR)
ELIZABETH S. ACTON
C. CHRISTIAN WINKLE
The Members of the Audit Committee

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PROPOSAL 3 –
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to cast an advisory vote to approve the compensation of the Company’s named executive officers (NEOs), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as “Say On Pay”, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
As described in detail in the section of this proxy statement titled “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers (including our NEOs), who are critical to our success. At the same time our Compensation Committee is committed to ensuring that our executive compensation program reinforces key business and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay for performance without encouraging inappropriate risk taking. Accordingly, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals in support of long-term value creation. Please read the section of this proxy statement titled “Compensation Discussion and Analysis,” and the Executive Compensation tables that follow it, for additional details about our executive compensation programs.
We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging over 93% over the last five years. The Board and the Compensation Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At our 2020 annual meeting of stockholders, approximately 88% of shares present in person or represented by proxy voted for approval of our executive compensation.
At our 2018 annual meeting of stockholders, the Company’s stockholders once again determined that our Say On Pay vote should be held on an annual basis. In accordance with this determination, we are asking our stockholders to vote FOR the following resolution:
RESOLVED, that the compensation paid to the NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables, and the narrative discussion, is hereby approved.
Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.
RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

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COMPENSATION
DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (CD&A) describes the compensation programs for our named executive officers (NEOs). Our executive officers who served as our NEOs in fiscal 2020, are:

NAME	TITLE
Allan P. Merrill	Chairman, President and Chief Executive Officer
Robert L. Salomon	Executive Vice President and Chief Financial Officer
Keith L. Belknap	Executive Vice President and General Counsel

In addition to his responsibilities as Chief Financial Officer, Mr. Salomon oversaw all land acquisition, capital sourcing and information technology functions. Mr. Salomon retired as CFO effective November 20, 2020 after more than 12 years with the Company. He remains employed by the Company in a non-executive capacity and his employment will continue through September 30, 2021. Mr. Belknap’s role and responsibilities with the Company were expanded, and he now leads our customer teams, which include mortgage & settlement, marketing, customer experience and customer care functions, in addition to his responsibilities as General Counsel.

CD&A OVERVIEW WHO WE ARE

We are a geographically diversified homebuilder with operations in 13 states within three geographic regions in the United States. Our homes are designed to appeal to homeowners at different price points across various demographic segments, principally first time buyers, first move-up buyers, empty nesters and retirees. Our objective is to provide our customers with homes that incorporate exceptional value and quality at affordable prices, while seeking to maximize our return on invested capital over the course of a housing cycle.
By providing our three pillars — Mortgage Choice, Surprising Performance and Choice Plans — our goal is to deliver to customers extraordinary value at an affordable price. These three pillars serve as our primary points of differentiation: Mortgage Choice, which makes it easy for our customers to comparison shop among competing lenders, potentially saving them thousands of dollars on their home loan; Surprising Performance, which reflects the fact that every Beazer home is designed and built to meet Energy Star requirements and provide exceptional quality and comfort that results in a lower cost of ownership; and Choice Plans, which allows customers to personalize their primary living areas for how they want to live in the home, at no additional cost.
We are committed to environmental, social and governance responsibilities — supporting a variety of charitable and community-based activities, promoting safety, inclusion and diversity in our workforce and building our homes and communities with a concern for their impact on the environment. For more information on environmental, social and corporate governance matters, see “ESG” beginning on page 5.

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2020 BUSINESS HIGHLIGHTS

We experienced extraordinary volatility in market conditions during fiscal 2020. We began the year with positive demand and other market conditions that resulted in net new orders increasing more than 13% for the six months ended March 31, 2020 over the comparable prior year period and the aggregate dollar value of homes in backlog increasing more than 14% as of March 31, 2020 over the prior year.
Since the outbreak of the COVID-19 pandemic and throughout the months that have followed, our primary concern has been, and continues to be, the health and well-being of our employees, customers, business partners and the communities in which we build. Beginning in mid-March, we took a number of unprecedented actions in response to the pandemic, including temporarily closing our sales centers, model homes and design centers to the general public and shifting to appointment-only interactions with our customers where permitted. We also modified our construction operations to enforce enhanced safety protocols around social distancing, hygiene and health screening.
With the dramatic decrease in demand that followed the onset of the pandemic in the United States, our net new orders declined significantly in late March through April and cancellations increased. In response, we focused on protecting our liquidity and closely managed our cash flows by, among other things, delaying land acquisition and development where practical; limiting investment in construction and reconfirming backlog status before beginning construction of sold homes; and reducing headcount and other overhead expenses. In addition, our NEOs voluntarily reduced their salaries and short-term incentive award opportunities. See “2020 Compensation Highlights” on page 28 below.
Demand began to stabilize in May, particularly during the latter part of the month, with the easing of restrictions characterized by “shelter in place” and “stay-at-home” orders, rising consumer confidence and intervention in credit markets from the Federal Reserve. We began to take steps to effectively and safely resume most of our operations, while also expanding construction and warranty service activities to the extent permitted by local authorities and our safety protocols.
Demand rebounded sharply in June and remained strong through the end of our fiscal year, resulting in an increase of approximately 38% in net new orders during the three months ended September 30, 2020 over the comparable prior year period. The aggregate dollar value of homes in backlog increased nearly 50% as of September 30, 2020 over the prior year.
There are no reliable estimates of the duration or severity of the pandemic. However, we believe the steps we have taken to mitigate risks to our operations while meeting the challenges of robust demand for new home offerings position us well to create value for all of our stakeholders.

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Here are several highlights of our financial and operational achievements in fiscal 2020:

FINANCIAL
$2.1 BILLION	Revenue
Achieved $2.1 billion in homebuilding revenue, an increase of approximately 2% year-over-year
$53.3 MILLION	Net Income
Generated net income from continuing operations of $53.3 million. Net income in fiscal 2020 and fiscal 2019 included one-time items related to loss on debt extinguishment, inventory impairments and abandonments, and restructuring and severance charges. Excluding these items, we generated net income from continuing operations of $56.5 million, an increase of 46.0% compared to net income from continuing operations of $38.7 million in fiscal 2019
$204.4 MILLION	Adjusted EBITDA
Achieved $204.4 million in Adjusted EBITDA, an increase of $24.2 million, or 13.4%, year-over-year
$50.0 MILLION	Debt Reduction
Reduced our outstanding term loan by $50 million. We expect to reduce outstanding debt in 2021 by more than we did in 2020, with the goal of reducing debt below $1 billion over the next two years

OPERATIONAL
3.2 HOME SALES/MONTH	Sales Pace Achieved average monthly home sales pace per community of 3.2, in line with our targets
6,293	New Orders
Achieved net new orders for the year of 6,293, an increase of 12.9% year-over-year.
$995.3 MILLION	Dollar Value of Backlog
We ended the year with dollar value of units in backlog of $995.3 million, an increase of 49.6% over the prior year.
$385.5 THOUSAND	Average Selling Price
Our average selling price (ASP) for the year was $385,500, marking our ninth consecutive year of ASP growth and reflecting an increase of more than 2% year-over-year
163 COMMUNITIES	Average Community Count
Our average active community count for the year was 163. We ended the year with an active community count of 145 in part due to strong sales pace during the fourth fiscal quarter

During fiscal 2021, we are focused on achieving three objectives: first, we expect to generate slightly higher Adjusted EBITDA and double-digit earnings per share growth; second, we expect to grow our total owned and controlled lot position; and third, we will continue to retire debt as we near the completion of our deleveraging goal.

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For purposes of this CD&A:

●
“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding charges, including debt extinguishment charges, inventory impairment and abandonment charges and other non-recurring items for the period to EBITDA.

●	“EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding non-cash charges, including depreciation and amortization for the period, to EBIT.

●
“EBIT” means net income (loss) before (a) previously capitalized interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization; and (b) income taxes.

●	“Bonus Plan EBITDA” means Adjusted EBITDA before accrual of corporate bonuses.

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures.

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FISCAL 2020 COMPENSATION HIGHLIGHTS

Base Salaries
Entering fiscal 2020, Mr. Merrill’s base salary was increased from $950,000 to $975,000, and Mr. Belknap’s base salary was increased from $500,000 to $540,000, in each case primarily to align salary more closely with industry peers. No changes were made to Mr. Salomon’s base salary, who retired as Chief Financial Officer effective November 20, 2020 after more than 12 years with the Company.
However, as noted under 2020 Business Highlights, with net new orders declining significantly in late March through April and cancellations increasing, the Company focused on protecting liquidity and tightly managed cash flows and operating expenses. As part of reductions in headcount and other overhead expenses, each NEO voluntarily reduced his salary by 20%, beginning April 1, 2020.
These 20% reductions in base salary continued through September, the end of the fiscal year. Accordingly, actual blended salaries for fiscal 2020 were $879,904 for Mr. Merrill, $541,479 for Mr. Salomon and $487,331 for Mr. Belknap.

Short-Term Incentive Opportunities
Entering fiscal 2020, Mr. Merrill's short-term incentive target award opportunity (expressed as a percentage of base salary) was increased from 150% to 175%, and Mr. Belknap’s target award opportunity was increased from 100% to 125%, in each case primarily to align more closely with industry peers. Mr. Salomon’s target award opportunity was maintained at 125% of base salary and was adjusted at threshold and maximum performance levels to align with short-term incentive funding, relative to target, for the other NEOs.
However, since short-term incentive target award opportunities are expressed as a percentage of base salary, there was a decrease in these target award opportunities for the fiscal year corresponding to the reduction in base salaries.
Our Compensation Committee determined that NEOs would be eligible to receive an award for the operational components of the 2020 short-term bonus opportunity only if threshold Bonus Plan EBITDA was achieved.
Our Compensation Committee retained the discretion to deduct from awards earned for any reason, including the failure to achieve certain construction quality standards based on the assessment of an independent third-party expert.

Long-Term Incentive Opportunities
No changes were made to Mr. Merrill’s or Mr. Salomon’s long-term incentive award opportunity. Mr. Belknap’s long-term incentive target award opportunity was increased from 150% to 175% of base salary, primarily to align his target incentive more closely with his expanded role and responsibilities.
Our Compensation Committee continued its practice of awarding performance shares equal to two-thirds of an NEO’s overall long-term incentive target award opportunity, and time-based restricted stock equal to one-third of the target award opportunity.
Our Compensation Committee based 2020-2022 performance share metrics on 3-year cumulative pre-tax income, return on assets in 2022 and the expansion of our Gatherings® communities over the three-year cycle.
Our Compensation Committee also continued to include a relative total shareholder return (TSR) modifier allowing for an adjustment to performance share award funding of up to plus or minus 20% based on our three-year relative TSR performance vs. companies in the S&P Homebuilders Select Industry Index.

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2021 Executive Compensation Reductions
Despite our significant performance improvement in the second half of fiscal 2020, in recognition of the ongoing pandemic, our NEOs voluntarily extended a portion of base salary reductions, equal to a 10% reduction of pre-pandemic annual salaries, into fiscal 2021, along with separate 10% reductions in both their target short-term and long-term incentive award opportunities (expressed as percentages of base salary). These pay reductions will remain in effect at least through the first half of fiscal 2021, at which time the Compensation Committee and management may reevaluate compensation opportunities based on an assessment of Company performance and market conditions.

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OUR OVERALL COMPENSATION
PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is to design compensation programs that:
●    Attract, retain and reward top talent;
●    Align pay with performance without encouraging inappropriate risk taking; and
●    Provide a substantial portion of our compensation in long-term equity-based compensation to reinforce key strategic and operational objectives in support of long-term value creation.
CORE PRINCIPLES AND KEY OBJECTIVES

We utilize a combination of base salary, short-term cash incentives and long-term equity incentives in the form of performance shares and, to a lesser extent, time-based restricted stock.
Our Compensation Committee reviews our core compensation philosophy annually in conjunction with the review of our compensation programs. While our core compensation philosophy and objectives have remained consistent in recent years, the Committee has made adjustments to various aspects of our compensation programs to meet changing needs and circumstances of the Company. For example, the debt reduction metric used in the three-year award cycle associated with performance shares granted in fiscal 2018 was the result of a strategic objective to aggressively reduce debt rather than maximize near-term growth. Similarly, beginning with the three-year award cycle associated with performance shares granted in fiscal 2019, the debt reduction metric was replaced with a growth metric related to our Gatherings® product line to reinforce a strategic priority.
The Committee believes that salary and incentive compensation opportunities should be set based on a variety of factors, including key business objectives and strategic priorities, Company performance, the compensation practices of our peer group, each executive’s specific responsibilities and skill sets, and the relationship among the compensation levels of members of our management team. The Committee has taken into consideration our need to attract and retain qualified executives in an industry that continues to experience an intense level of competition for senior executives.
By structuring compensation programs with features that are balanced between short- and long-term incentives as well as cash and equity awards, the Committee believes it can: align management’s interests with those of our stockholders in both the short- and long-term; reduce risks that may be associated with compensation that is overly focused on short-term objectives; and attract, retain and motivate senior management personnel.
As we entered fiscal 2020 our Compensation Committee was advised by Pearl Meyer that target total compensation for our NEOs was positioned within a competitive range (plus or minus 10%) of the 50th percentile market values in the aggregate and within or below a competitive range of the 50th percentile for each Named Executive Officer. As a result of our NEOs' voluntary reductions in compensation noted elsewhere in this proxy statement, the Compensation Committee was advised by Pearl Meyer that target total compensation for fiscal 2020 for our Named Executive Officers was positioned below a competitive range of the 50th percentile market values individually and in the aggregate.

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PAY FOR PERFORMANCE

Our Compensation Committee is committed to ensuring that our executive compensation program reinforces key business and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay with performance. This is demonstrated by the heavy emphasis placed on variable, performance-based incentives for our NEOs (representing approximately 65% of target total compensation for our CEO and averaging approximately 61% of target total compensation for other NEOs in fiscal 2020 – excluding voluntary pay cuts), use of challenging financial performance hurdles, and differences in realized pay relative to target opportunity. As part of that philosophy, failure to reach such goals can result in no compensation under a particular plan or metric. For example, none of the performance shares granted to our NEOs in fiscal years 2011 through 2015 vested because required performance targets were not achieved.
PAY BEST PRACTICES

Our compensation practices include:

●
Emphasis on Performance-Based Pay: 65% of the ongoing pay mix for our CEO, and an average of 61% of the target pay mix for our other NEOs, is variable and performance-based. In aggregate, 63% of the target compensation for our CEO and other NEOs for fiscal 2020 was variable and performance based.

●	Long-term vesting: Our equity-based pay vehicles have multi-year vesting periods to reward long-term performance and value creation, enhance retention and deter inappropriate risk taking.

●
Multiple Performance Measures: We use multiple metrics to evaluate Company performance, covering both short-term and long-term performance objectives, with award funding caps to deter inappropriate risk taking.

●	Stock Ownership Requirements: We have stock ownership requirements for our directors and officers. For example, our CEO must hold common stock equivalent in value to at least five times base salary.

●	No Repricing: Our stock options cannot be repriced, reset or exchanged for cash if under water without stockholder approval.

●
Anti-Pledging and Hedging Policies: We prohibit our directors and executive officers from (i) holding Beazer securities in a margin account or pledging any Beazer securities as collateral for a loan and (ii) entering into any hedge or other transaction in Beazer securities that limits the risk of ownership of Beazer common stock or stock options.

●	Double Trigger Change in Control Provisions: We have a policy of requiring a double trigger to receive cash severance and to receive accelerated vesting of equity awards upon a change of control.

●
Clawback: Each equity award is conditioned on repayment or forfeiture as required by existing law. In addition, each executive officer’s incentive compensation is subject to repayment or such other means of recovery (or a combination thereof) as is necessary to comply with law or related rules and regulations of the SEC or NYSE.

●	No Tax Gross-Ups: We maintain severance agreements with our NEOs that standardize executive separation terms, minimize the risk of excessive payouts and do not provide for any tax gross-ups.

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ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND COMPENSATION CONSULTANTS

The principal responsibilities of our Compensation Committee include:

●
meeting with its independent compensation consultant, with and without the presence of management, to review and structure objectives and compensation programs for our NEOs that are aligned with both the Company’s business and financial strategy and stockholder interests;

●	evaluating the performance of our NEOs in light of those objectives; and

●	based on this evaluation, determining and approving the compensation level for our CEO and for other executive officers.
The Committee has retained Pearl Meyer for each of the last eight fiscal years to provide advice regarding compensation plan design, compensation levels and benchmarking data and advice. Prior to retaining Pearl Meyer for fiscal 2020, the Committee determined that Pearl Meyer qualifies as an independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company.
In relation to compensation program design for fiscal 2020, the Committee took into account discussions with, and presentations by, key members of our management team to ensure that our compensation plans were aligned with our operating, financial and strategic objectives. This was particularly true this year when, in light of the financial and operational impacts of the onset of the pandemic, the Committee determined to reduce the initially established Threshold performance level for Bonus Plan EBITDA to increase the possibility of a minimum reward. No changes were made to either the Target or Maximum performance goals for Bonus Plan EBITDA. Ultimately, the reduced Threshold performance hurdle for Bonus Plan EBITDA had no impact on award funding outcomes since actual results exceeded the original (and unadjusted) Target and Maximum goals.
On an annual basis, Mr. Merrill reviews the performance of the other NEOs, and makes recommendations to the Committee based on his review. In addition, our Lead Director discussed Mr. Merrill’s performance with the Committee. Mr. Merrill is present for the Committee’s deliberations related to the compensation of the other NEOs, but not for the Committee’s discussions related to his own compensation.
PEER GROUPS AND DATA

For fiscal 2020, our peer group comprised Century Communities, Inc., Green Brick Partners, Inc., Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M/I Homes, Inc., M.D.C. Holdings, Inc., Meritage Homes Corporation, Taylor Morrison Home Corp., and TRI Pointe Group, Inc. (the 2020 Peer Group). These companies were chosen because, in addition to being among our chief competition among publicly traded homebuilders, they are closely aligned to with us in terms of size. Former peer William Lyon Homes was removed from the peer group for fiscal 2020 because it was acquired by Taylor Morrison.
Each year, the Committee’s independent consultant conducts a review of peer group pay levels and practices, which the Committee takes into consideration when establishing NEO compensation levels, along with a variety of other factors, such as Company and individual performance, each incumbent’s qualifications and responsibilities, the Company’s recruiting experience and talent management needs and the Committee’s business judgment.
While the Committee believes benchmarking against pay practices at other publicly held homebuilders is useful in determining whether our executive compensation practices are reasonable for fiscal 2020, it did not establish compensation levels based solely on benchmarking industry practices. Nonetheless, based on data for the 2020 Peer

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Group, as we entered fiscal 2020 the Committee was advised by Pearl Meyer that target total compensation for our NEOs was positioned within a competitive range (plus or minus 10%) of the 50th percentile market values in the aggregate and within or below a competitive range of the 50th percentile for each NEO.
As noted previously and below, our NEOs voluntarily reduced their compensation for fiscal 2020 in response to the impact of the pandemic. As a result of these reductions, the Committee has been advised by Pearl Meyer that target total compensation for fiscal 2020 for our NEOs was positioned below a competitive range (plus or minus 10%) of the 50th percentile market values individually and in the aggregate.

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ELEMENTS OF FISCAL
2020 COMPENSATION PROGRAM

CONSIDERATION OF SAY ON PAY VOTES

We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging over 93% for the last five years. The Board and the Compensation Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At our 2020 annual meeting of stockholders, 87.6% of shares present in person or represented by proxy voted for approval of our executive compensation.
In designing the compensation program for fiscal 2020, the Committee considered the results of the 2019 Say on Pay vote, our ongoing dialogue with stockholders, internal considerations such as key business and talent management objectives, consistency from year to year and an evaluation of peer practices. After consideration, the Committee concluded that, for fiscal 2020, it was appropriate to maintain most elements of the existing compensation program design for our NEOs, with only changes to the short-term incentive plan metrics and weightings and no change in the components of the long-term incentive plan. The fiscal 2020 compensation program continues to tie the majority of our NEOs’ compensation to performance metrics that support the Company’s strategy of balanced growth.
BASE SALARY

Our ability to recruit and retain executive talent depends on setting competitive base salaries. We begin with an analysis of base pay relative to the market. We target base pay at or near the peer group 50th percentile (or median) and then evaluate the need to make any adjustments based on variables such as pay parity relative to other officers and internal accountability. We review base salaries annually, unless circumstances require otherwise. For non-CEO NEO salaries, we solicit CEO input.
Based on its review for the 2020 fiscal year, the Committee determined to increase Mr. Merrill’s base salary by 2.6% to $975,000 and Mr. Belknap’s base salary by 8.0% to $540,000, in each case primarily to align base salaries more closely with industry peers. No changes were made to Mr. Salomon’s base salary. Based on Pearl Meyer’s 2020 market pay analysis, fiscal 2020 salaries were positioned slightly below and within a competitive range of the peer group 50th percentile for all NEOs.
However, as noted under 2020 Business Highlights, with net new orders declining significantly in late March through April and cancellations increasing, the Company focused on protecting liquidity and tightly managed cash flows and operating expenses. As part of reductions in headcount and other overhead expenses, each NEO voluntarily reduced his salary by 20%, effective April 1, 2020.
These 20% reductions in base salary continued through September, the end of the fiscal year. Accordingly, actual salaries for fiscal 2020 were $879,904 for Mr. Merrill, $541,479 for Mr. Salomon and $487,331 for Mr. Belknap.
Based on Pearl Meyer’s 2020 market pay analysis, these base salaries were positioned within a competitive range (plus or minus 10%) of the 25th percentile market values and below a competitive range of 50th percentile market values.

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SHORT-TERM INCENTIVE COMPENSATION

Our annual cash incentive plan is designed to motivate and reward executives for achieving key business objectives that continue to drive the Company’s success and generate returns for our stockholders. We set annual cash incentive bonus targets hierarchically based on a multiple of base salary.
Entering fiscal 2020, Mr. Merrill’s short-term incentive target award opportunity (expressed as a percentage of base salary) was increased from 150% to 175%, and Mr. Belknap’s target award opportunity was increased from 100% to 125%, in each case primarily to align more closely with industry peers. Mr. Salomon’s target award opportunity was maintained at 125% of base salary and adjusted at threshold and maximum performance levels to align with short-term incentive funding, relative to target, for the other NEOs. Based on Pearl Meyer’s analysis, fiscal 2020 short-term incentive targets positioned target total annual cash compensation between the peer group 25th and 50th percentiles.
However, since short-term incentive target award opportunities are expressed as a percentage of base salary, there was a decrease in the dollar value of these target award opportunities for the fiscal year corresponding to the reduction in base salaries that began on April 1, 2020.
For fiscal 2020, the Committee determined to use operational objectives largely similar to those used in determining fiscal 2019 bonus opportunities, except that the Committee removed the Return on Assets (while maintaining it as a long-term incentive plan metric) and Overhead savings metrics and added Plan Efficiency and Employee Scorecard components to further reinforce key strategic and operational objectives within our annual business plan. Consistent with prior years, the majority of short-term incentive award opportunities for NEOs (75% weighting for fiscal 2020) was tied to Bonus Plan EBITDA. In addition, NEOs would be eligible to receive an award for other components of the 2020 Bonus Plan only if threshold 2020 Bonus Plan EBITDA was achieved. The Committee retained the discretion to adjust results for unanticipated and exceptional items and to deduct from awards earned for failure to achieve certain construction quality standards based on the assessment of an independent third-party expert. No such discretion was exercised by the Committee.
As noted elsewhere in this proxy statement, with the dramatic decrease in net new orders and increase in cancellations for most of our fiscal third quarter, we focused on protecting our liquidity and closely managing our cash flows by, among other things: delaying land acquisition and development where practical; limiting investment in construction and reconfirming backlog status before beginning construction of sold homes; and reducing headcount and other overhead expenses. In this context, and with a high degree of business uncertainty regarding future impacts and duration of the pandemic, the Committee determined to take action to positively impact retention and motivation of employees.
Specifically, the Committee determined that while no changes would be made to the metrics or the Target and Maximum performance hurdles as a result of unanticipated and unprecedented market and business conditions resulting from the onset of the pandemic, the Threshold performance level of achievement of Bonus Plan EBITDA would be lowered from $185.0 million to $157.7 million to increase the possibility of a minimum reward.
With the easing of restrictions characterized by “shelter in place” and “stay-at-home” orders, rising consumer confidence and intervention in credit markets from the Federal Reserve, demand rebounded sharply in June and remained strong through the end of our fiscal year. As a result, the reduced Threshold performance hurdle for achievement of Bonus Plan EBITDA had no impact on award funding outcomes since actual Bonus Plan EBITDA exceeded original (and unadjusted) Target and Maximum performance goals.

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2020 OBJECTIVES

●
Bonus Plan EBITDA — 75% of bonus opportunity — In light of the demonstrated success of the Adjusted EBITDA metric as a driver of financial results in prior years and because improvement in Adjusted EBITDA is key to accomplishment of the strategic plan, the Committee determined that 75% of the overall annual bonus opportunity would be based on the achievement of levels of Bonus Plan EBITDA. The Committee established a 2020 Bonus Plan EBITDA objective with a $185.0 million (subsequently adjusted to $157.7 million) threshold, $197.5 million target and a $209.31 million maximum.

●
Customer Satisfaction Scores — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company would have to improve on aggregate customer satisfaction survey scores from the prior year to achieve either a threshold, target or maximum award.

●
Construction Cycle Times — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company would have to improve on construction cycle times from the prior year, and a threshold, target or maximum award would be earned depending on the number of days of overall improvement.

●
Plan Efficiency — 5% of bonus opportunity — In order to achieve a bonus with respect to this metric, the Company would have to improve on the complexity and the number of plans built across communities.

●
Scorecard — 5% of bonus opportunity - In order to achieve a bonus with respect to this metric, at least 90% of employees’ individual scorecards must have been reviewed with their respective managers and uploaded and acknowledged in our HR system.

●
Sales Pace and Margin — 5% of bonus opportunity — NEOs were eligible to receive 20% of this 5% overall component for each quarter that the Company met or exceeded a benchmark combination of sales pace and margin contribution and the remaining 20% of this metric if the benchmark was achieved for the full year.

The specific performance targets for operational metrics are not disclosed here because we believe that the disclosure would result in competitive harm to us by providing competitors with insight into our business strategies beyond what is disclosed publicly.
2020 ACHIEVEMENT OF OBJECTIVES
In 2020, the following results were achieved against these objectives:

OBJECTIVE	WEIGHTING (%)	RESULT	ACHIEVEMENT
Bonus Plan EBITDA	75	$214.29 million	Maximum achievement level
Customer Satisfaction Scores	5	Improved by 219 bps	Maximum achievement level
Construction Cycle Times	5	Improved by 2.4%	Target achievement level
Plan Efficiency	5	Above benchmark for all quarters and full year	Maximum achievement level
Scorecard	5	Above benchmark for all quarters and full year	Maximum achievement level
Sales Pace / Margin	5	Above benchmark for all quarters and full year	Maximum achievement level
Total	100	—	Between target and maximum
To the extent actual 2020 Bonus Plan performance was between the threshold and target performance levels, or between the target and maximum performance levels, linear interpolation was applied to determine the actual payout under each component of the 2020 Bonus Plan.

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2020 BONUSES AWARDED
Actual awards are shown in the following table:

NAME	2020 TARGET BONUS (% of base salary)	2020 INITIAL TARGET BONUS ($)*	2020 ANNUAL CASH INCENTIVE BONUS ($)	BONUS AS A PERCENTAGE OF INITIAL TARGET (%)*
Allan P. Merrill	175	1,706,250	3,002,673	176.0
Robert L. Salomon	125	750,000	1,319,856	176.0
Keith L. Belknap	125	675,000	1,187,871	176.0
* As a result of the voluntary salary reductions noted above, actual 2020 target bonus opportunities were $1,539,832 for Mr. Merrill, $676,849 for Mr. Salomon and $609,164 for Mr. Belknap. Actual payout of bonuses as a percentage of these adjusted target bonus opportunities was 195.0%.
LONG-TERM INCENTIVE COMPENSATION

Based on recommendations from Pearl Meyer and other factors, the Committee awarded performance shares equal to two-thirds of overall long-term incentive target award opportunity, and time-based restricted stock equal to one-third of overall target award opportunity. The Committee intended to establish a mix of equity awards that remains highly performance-based, while at the same time providing retention strength. The Committee also determined to increase the long-term incentive award opportunity for Mr. Belknap from 150% to 175% of base salary, primarily to align target incentives more closely with his expanded role and responsibilities as described under “—Introduction” above. No changes were made to Mr. Merrill’s or Mr. Salomon’s target long-term incentive award opportunities, expressed as a percentage of base salary.
Based on Pearl Meyer’s 2020 analysis, target total direct compensation, consisting of base salary plus target short-term incentives plus target long-term incentives, was positioned below or within a competitive range of peer group 50th percentile market values for Messrs. Merrill, Salomon and Belknap prior to voluntary pay cuts and below the range after taking into account such voluntary pay cuts.
RESTRICTED STOCK
Time-based restricted stock awards generally vest ratably over a three-year period, beginning with the first anniversary of the grant date. In fiscal 2020, the NEOs were granted the following number of shares of restricted stock: Mr. Merrill: 62,419; Mr. Salomon: 25,608 and Mr. Belknap: 20,166.
PERFORMANCE SHARES
Background
In order to facilitate pay for performance, our core compensation philosophy continues to be focused on providing incentive compensation to our management team when they achieve challenging financial and non-financial goals that the Compensation Committee and our Board of Directors believe are critical to enhancing long-term stockholder value. As part of that philosophy, the Committee believes that a significant portion of equity awards should be performance-based, with failure to reach such goals resulting in no compensation under a particular plan or metric. Accordingly, two-thirds of our senior executive management team’s overall long-term incentive awards are comprised of performance shares, which reflect a target number of shares that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets established at the time of grant.
When determining awards, the Committee utilizes performance metrics consisting of a variety of challenging financial goals aligned with key strategic objectives. In addition, in order to ensure the awards align with enhancing stockholder value, any awards earned at the end of the three-year performance period are subject to adjustment (by up to +/- 20%)

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based on our relative total shareholder return (TSR) compared to companies in the S&P Homebuilders Select Industry Index.
The chart below sets forth the Committee’s performance share metrics and target goals for awards granted in fiscal 2016 through 2020, which we believe illustrate the Committee’s rigorous approach:

Performance Period	3-Year Target Performance Metric
	Cumulative Pre-Tax Income ($)	Return on Assets (%)	Net Debt to Adjusted EBITDA / Proprietary Growth Metrics
2016 - 2018	140.0 million	9*	6x*
2017 - 2019	160.0 million	10	5x
2018 - 2020	200.0 million	10	N/A**
2019 - 2021	240.0 million	11	N/A**
2020 - 2022	250.0 million	11	N/A**
* Net Debt to Adjusted EBITDA was 8.8x as of September 30, 2015.
** Beginning with grants in fiscal 2018, this metric was replaced with a proprietary growth metric related to our Gatherings product line to reinforce a strategic priority.
For the award cycle ending in fiscal 2018, as a result of achieving specific long-term strategic goals (which were established in fiscal 2016), performance shares were earned by our management team for the first time since 2011, which we believe underscores the rigor the Committee applies when setting performance goals.
Performance Measures for the Fiscal 2018 - 2020 Award Cycle
Each performance share award reflects a target number of shares (based on the fair market value of our common stock on the award date) that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets that are either (a) applicable to cumulative results over the entire three-year cycle or (b) applicable only to the final fiscal year of the three-year award cycle. At the end of each award cycle, the Committee confirms performance against the applicable performance targets, and performance shares corresponding to the level of achievement during the award cycle are calculated.
In determining fiscal year 2018-2020 performance share award metrics, the Committee considered the fluid nature of the housing market and need to design metrics that would not be obsolete in the event of a change in strategy during the three-year award cycle ending with fiscal 2020. The three metrics used for the fiscal 2018-2020 award cycle were:

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Cumulative pre-tax income (defined as the Company’s income from continuing operations, before taxes and excluding impairments and abandonments, bond losses and such other non-recurring items as the Committee may approve) over the entire three-year award cycle;

●
Return on assets, based on the ratio of Adjusted EBITDA to total assets for fiscal 2020 (defined as the Company’s total assets as shown on the consolidated balance sheet included in the Company’s Form 10-K for fiscal 2020); and

●
Gatherings — A new strategic metric tied to the expansion of our Gatherings® product line. The Committee believed this new metric aligned with its rigorous and business strategy-focused approach and underscored its pay for performance philosophy.

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Determination of Shares Earned
Shares earned are based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares are earned for each metric achieving Threshold performance, two-thirds of target shares are earned for each metric achieving Target performance and 100% of target shares are earned for each metric achieving Superior performance.  The shares earned on the three metrics are totaled, subject to both a 175% cap on primary funding metrics and a TSR Modifier to determine the final award.

●
To illustrate, achievement of a Threshold level of performance on each of the three metrics would result in 33.3% of target shares earned for each metric or a total of 100% of the target number of shares, subject to adjustment based on the TSR Modifier.

●	Superior-level performance on any one metric (100%) would earn a target number of shares subject to the TSR Modifier.

●
The maximum number of shares that can be earned based on the results of the three metrics described above would be 175% of Target, even if Superior performance is achieved on all three metrics (300% of target shares). In the event of such maximum achievements, the maximum adjustment under the TSR modifier of 20% would result in shares awarded totaling no more than 210% of target.

●	For performance between Threshold and Target or between Target and Superior, straight line interpolation between such levels is applied.

●
The Committee retains the discretion to reduce the number of shares finally awarded notwithstanding the number earned pursuant to the above, and to award any amounts in excess of target in cash instead of shares.

Results for the Fiscal 2018-2020 Award Cycle

●
Cumulative pre-tax income — The performance necessary to earn a Threshold, Target and Superior payout required a cumulative pre-tax income of $180 million, $200 million and $220 million, respectively. Actual cumulative pre-tax income for the fiscal 2018-2020 award cycle was $219.80 million.

●
Return on Assets — The performance necessary to earn a Threshold, Target and Superior payout required a ROA for fiscal 2020 of 9%, 10% and 11%, respectively. Actual return on assets for fiscal 2020 was 10.2%.

●
Gatherings — The specific performance targets for the Gatherings metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes management's ability to achieve the specific performance targets and the level of difficulty associated with meeting these performance targets is consistent with the other metrics for these performance shares. Actual results for the 2018-2020 cycle were below threshold performance levels, with no funding for this component.

Threshold performance was not reached for one of the metrics, however Target performance was exceeded for two of the metrics. For performance between Target and Superior, straight line interpolation between such levels was applied, resulting in earned awards of 174.04% of Target. However, earned awards were subject to adjustment based on our relative TSR, as discussed below.
While our target performance awards are based on specific metrics established at the time of grant, we believe that incentive compensation should also be directly tied to stockholder value. As a result, after determining the number of shares earned based on the financial measures the following three-year relative TSR scale is applied as a modifier:

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TSR PERCENTILE RANK VS. S&P HOMEBUILDERS SELECT INDUSTRY INDEX	ADJUSTMENT TO # OF PERFORMANCE SHARES
At or above 75th Percentile	+20%
70-74th Percentile	+15%
65-69th Percentile	+10%
60-64th Percentile	+5%
40-59th Percentile	No adjustment
35-39th Percentile	-5%
30-34th Percentile	-10%
25-29th Percentile	-15%
Below 25th Percentile	-20%
After application of the TSR modifier, the recipients’ percentage of awards earned attributable to the fiscal 2018-2020 award cycle was reduced from 174.04% to 139.23% of Target.
Accordingly, through heavy emphasis on variable, performance-based incentives with rigorous performance goals based on key business and strategic objectives and actual payouts subject to adjustment based on stockholder returns, the Committee believes our long-term incentive program appropriately aligns pay for performance while facilitating stockholder value creation.
Performance Shares Issued
Shares issued to NEOs for the fiscal 2018-2020 award cycle are set forth in the following table:

NAME	PERFORMANCE SHARES AWARD TARGET (#)	PERFORMANCE SHARES EARNED (#)	PERFORMANCE SHARES EARNED AS A PERCENTAGE OF AWARD TARGET (%)
Allan P. Merrill	92,864	129,293	139.23
Robert L. Salomon	31,362	43,665	139.23
Keith L. Belknap	18,796	26,169	139.23
Performance Measures for 2020-2022 Performance Shares
In fiscal 2016 and 2017, we utilized a debt reduction metric for the three-year award cycles associated with the performance shares granted in fiscal 2016 and 2017 as a result of a strategic objective to aggressively reduce debt. During fiscal 2018, we successfully completed a three-year, $250 million debt reduction plan. Beginning with the 2018-2020 performance awards, we replaced the debt reduction metric with a new strategic metric tied to the expansion of our Gatherings product line. The Committee believes these metrics align with its rigorous and business strategy-focused approach and underscores its pay for performance philosophy.
With respect to performance metrics for 2020–2022 performance awards, the Committee set the following targets:

●
Cumulative pre-tax income — The performance necessary to earn a Threshold payout requires a cumulative pre-tax income of $230 million, Target payout requires a cumulative pre-tax income of $250 million, and the performance necessary to earn a Superior payout requires a cumulative pre-tax income of at least $270 million.

●
Return on assets — The performance necessary to earn a Threshold payout requires a return on assets for fiscal 2022 of 10%, Target payout requires a return on assets of 11%, and the performance necessary to earn a Superior payout requires a return on assets for fiscal 2022 of at least 12%.

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●
Gatherings — The specific performance targets for the Gatherings metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes management’s ability to achieve the specific performance targets and the level of difficulty associated with meeting these performance targets is consistent with the other metrics for these performance shares.

Consistent with performance share awards in prior years, for 2020–2022 performance share grants, the actual number of shares earned will be based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares will be earned for each metric achieving Threshold performance, two-thirds of target shares will be earned for each metric achieving Target performance and 100% of target shares will be earned for each metric achieving Superior performance. The shares earned on the three metrics will be totaled and will be subject to a 175% cap and a relative TSR Modifier in order to determine the final award. As a result, after determining the number of shares earned, the three-year relative TSR scale shown above will be applied as a modifier.
BENEFITS

Our NEOs receive the standard benefits available to all employees, including: group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), and vacation.
Deferred Compensation Plan
The Company maintains the Beazer Homes Deferred Compensation Plan, or the Deferred Plan, to provide eligible employees the opportunity to defer a portion of their current compensation. With respect to fiscal 2020, the Company made a contribution to the Deferred Plan for the benefit of each NEO as follows: Mr. Merrill, $100,000; Mr. Salomon, $75,000, and Mr. Belknap, $50,000. These contributions are made in regular installments and are subject to several restrictions and limitations including the Committee’s right to terminate or suspend any such contribution in the future.
Other Benefits
We do not have a defined benefit pension plan or supplemental executive retirement plan. Our executive management team, including our NEOs, participate in our various benefit programs on the same terms as other employees. The Company does not provide to its NEOs supplemental executive retirement plans, company cars (or automobile reimbursements), club memberships or other significant perquisites.

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STOCK OWNERSHIP AND HOLDING REQUIREMENTS

The Company maintains a stock ownership and holding policy that requires NEOs and members of the Board of Directors to acquire and retain a meaningful level of stock ownership in the Company. The current stock ownership requirements are based on a multiple of base salary or annual retainer, as applicable, and are as set forth below:

MULTIPLE OF BASE SALARY/ ANNUAL RETAINER
CEO	5.0 x base salary
Other NEOs	3.0 x base salary
Non-employee Directors	4.0 x annual cash retainer
For purposes of the stock ownership policy, the following types of shareholdings are counted towards an individual’s stock ownership: (i) stock that is considered beneficially owned, (ii) two-thirds of service-based restricted stock and (iii) one-third of “in the money” stock options. Unearned performance shares do not count towards ownership requirements. Individuals subject to this policy are required to be in compliance with ownership requirements no later than the fifth anniversary of the date the individual becomes a NEO or director. As of December 9, 2020, each of our NEOs and directors was in compliance with the requirements of our stock ownership and holding policy.
The policy also requires NEOs and directors to hold 50% of net after-tax shares issued upon vesting of restricted stock or stock option exercises until their required respective stock ownership levels are achieved.
COMPENSATION CLAWBACK POLICY

In 2011, the Committee adopted an incentive compensation clawback policy that would enable the Company to clawback all or a portion of incentive compensation in the event an individual’s misconduct causes the Company to issue a restatement of its financial statements, to the extent that such individual’s incentive compensation was based on the misstated financials.
In addition, awards under our 2014 Long-Term Incentive Plan are subject not only to our existing clawback policy but any other clawback policy adopted by the Compensation Committee, and the Committee has the authority to recoup or cancel awards if a participant engages in “detrimental activity” with respect to the Company.
As described in further detail under “Executive Compensation — Potential Payments Upon Termination or Change of Control,” pursuant to the severance agreements with each of our NEOs, any incentive compensation that is paid or granted to the NEOs will be subject to recoupment under the terms thereof.

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RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

The Committee does not believe our compensation programs encourage inappropriate risk taking. The Committee, with assistance from Pearl Meyer, arrived at this conclusion for the following reasons:

●
Our employees receive both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock price or financial performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price.

●	Incentive award opportunities are tied to multiple metrics over various time periods that align with key strategic objectives.

●	Incentive award opportunities are capped, with incentive payouts subject to clawback provisions.

●	Our equity awards for executives generally vest over three-year periods, which discourages short-term risk taking.

●	Our equity ownership and holding requirements encourage a long-term perspective by our executives.

●	Our equity compensation plan provides that our executives’ unvested long-term equity compensation is forfeited upon voluntary termination.

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REPORT OF THE
COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement.
PETER M. ORSER (CHAIR)
NORMA A. PROVENCIO
DAVID J. SPITZ
The Members of the Compensation Committee

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EXECUTIVE
COMPENSATION
SUMMARY COMPENSATION TABLE

The table below summarizes compensation information for our NEOs for the fiscal years 2020, 2019 and 2018.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	STOCK OPTIONS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
Allan P. Merrill President and Chief Executive Officer	2020	879,904	—	3,094,751	—	3,002,673	108,550	7,085,878
	2019	950,000	—	2,981,558	21,850	1,128,332	108,400	5,190,140
	2018	949,231	—	3,030,152	—	2,064,537	108,250	6,152,170
Robert L. Salomon Executive Vice President and Chief Financial Officer	2020	541,479	—	1,269,645	—	1,319,856	83,550	3,214,530
	2019	599,038	—	1,255,391	—	530,281	83,400	2,468,110
	2018	549,616	—	1,023,342	—	845,092	83,273	2,501,323
Keith L. Belknap Executive Vice President and General Counsel	2020	487,331	—	999,830	—	1,187,871	58,427	2,733,459
	2019	499,038	—	784,616	—	395,906	58,154	1,737,714
	2018	320,192	—	608,521	—	651,959	44,490	1,625,162

Represents the aggregate grant date fair value of restricted stock and performance shares awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the NEOs. The grant date fair value of the performance shares was calculated based on a “Monte Carlo” simulation model, which utilizes numerous arbitrary assumptions about financial variables that determine the probability of satisfying the performance conditions stipulated in the award. Further information regarding the valuation of stock and option awards can be found in Notes 2 and 16 to our Consolidated Financial Statements in our 2020 Form 10-K. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. For more information on restricted stock and performance shares, see “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Long-Term Incentive Compensation” above.

Represents the grant date fair value of an option to purchase 5,000 shares of common stock with a per share exercise price of $9.62. For more information, see Note 6 to the Grants of Plan-Based Awards Table in the Company's proxy statement for the 2019 annual meeting of stockholders filed with the SEC on December 20, 2019.

Amounts in this column are paid pursuant to the Company’s short-term incentive plan as described under “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Short-Term Incentive Compensation” above.

For information on All Other Compensation, see table below.

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ALL OTHER COMPENSATION

The table below provides a detailed breakdown of the amounts for fiscal 2020 under “All Other Compensation” in the Summary Compensation Table above.

NAME	YEAR	DEFERRED COMPENSATION OR DISCRETIONARY LUMP SUM CONTRIBUTIONS ($)	401(K) COMPANY MATCH ($)	TOTAL ($)
Allan P. Merrill	2020	100,000	8,550	108,550
Robert L. Salomon	2020	75,000	8,550	83,550
Keith L. Belknap	2020	50,000	8,427	58,427
GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information about eligible or granted plan-based awards for fiscal 2020 to our NEOs.

NAME	AWARD TYPE (1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE ISSUANCES OF SHARES UNDER EQUITY INCENTIVE PLANS (3)			ALL OTHER STOCK-BASED AWARDS (#) (4)	GRANT DATE FAIR VALUE OF STOCK- BASED AWARDS ($) (5)	ALL OTHER OPTION AWARDS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	SUPERIOR (#)
Allan P. Merrill	BP	11/15/19	853,125	1,706,250	3,412,500	—	—	—	—	—	—	—
	RS	11/15/19	—	—	—	—	—	—	62,419	974,985	—	—
	PS	11/15/19	—	—	—	—	124,839	262,161	—	2,119,766	—	—
	NQSO		—	—	—	—	—	—	—	—	—	—
Robert L. Salomon	BP	11/15/19	375,000	750,000	1,500,000	—	—	—	—	—	—	—
	RS	11/15/19	—	—	—	—	—	—	25,608	399,997	—	—
	PS	11/15/19	—	—	—	—	51,216	107,553	—	869,648	—	—
Keith L. Belknap	BP	11/15/19	337,500	675,000	1,350,000	—	—	—	—	—	—	—
	RS	11/15/19	—	—	—	—	—	—	20,166	314,993	—	—
	PS	11/15/19	—	—	—	—	40,332	84,697	—	684,837	—	—

Award Type: “BP” means potential cash awards under 2020 Short-Term Incentive Plan; “RS” means shares of time-vesting restricted stock; “PS” means performance shares.

Amounts represent the range of possible cash payouts for fiscal 2020 under the 2020 Short-Term Incentive Plan, as described under “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Short-Term Incentive Compensation” above. Amounts do not reflect possible cash payouts after taking into account the voluntary salary reductions noted elsewhere in this proxy statement. The awards that were earned based on actual performance for fiscal 2020 were paid in November 2020 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a performance share award, assuming achievement of threshold, target and superior performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2020-2022 Performance Shares” above.

Represents time-vested restricted stock. The shares of restricted stock generally vest in equal installments on the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Long-Term Incentive Compensation — Restricted Stock” above.

See footnote 1 to the Summary Compensation Table above for an explanation of the calculation of the grant date fair value of stock-based awards.

46

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table provides information with respect to outstanding unexercised options and unvested performance-based restricted stock and time-based restricted stock held by our NEOs at September 30, 2020.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING OPTIONS/SSARS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	NUMBER OF PER- FORMANCE SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF PERFOR- MANCE SHARES THAT HAVE NOT VESTED ($) (3)
			(#)
			EXERCISABLE	UNEXERCIS-ABLE
Allan P. Merrill	11/14/12		86,000	—	13.33	11/14/20	—	—	—		—
	11/8/13		86,000		19.11	11/8/21	—	—	—		—
	5/22/19		—	5,000	9.62	5/22/27	—	—	—		—
	11/16/17		—	—	—	—	15,478	204,310	—		—
	11/16/17	(4)	—	—	—	—	—	—	129,293	(4)	1,706,668
	11/15/18		—	—	—	—	64,494	851,321	—		—
	11/15/18	(5)	—	—	—	—	—	—	193,482	(5)	2,553,962
	11/15/19		—	—	—	—	62,419	823,931	—		—
	11/15/19	(6)	—	—	—	—	—	—	124,839	(6)	1,647,875
Robert L. Salomon	11/14/12		30,200	—	13.33	11/14/20	—	—	—		—
	11/8/13		30,200	—	19.11	11/8/21	—	—	—		—
	11/16/17		—	—	—	—	5,227	68,996	—		—
	11/16/17	(4)	—	—	—	—	—	—	43,665	(4)	576,378
	11/15/18		—	—	—	—	27,156	358,459	—		—
	11/15/18	(5)	—	—	—	—	—	—	81,466	(5)	1,075,351
	11/15/19		—	—	—	—	25,608	338,026	—		—
	11/15/19	(6)	—	—	—	—	—	—	51,216	(6)	676,051
Keith L. Belknap	1/8/18		—	—	—	—	3,133	41,356	—		—
	1/8/18	(4)	—	—	—	—	—	—	26,169	(4)	345,431
	11/15/18		—	—	—	—	16,972	224,030	—		—
	11/15/18	(5)	—	—	—	—	—	—	50,916	(5)	672,091
	11/15/19		—	—	—	—	20,166	266,191	—		—
	11/15/19	(6)	—	—	—	—	—	—	40,332	(6)	532,382

Award vests ratably over a three-year period.
Reflects the value using the closing price of common stock on the NYSE on the last trading day of fiscal year 2020 (September 30, 2020) of $13.20 per share.
“Market value” is calculated by multiplying the number of shares that have not vested by the closing price of common stock on the NYSE on September 30, 2020 of $13.20 per share.

Represents performance shares awarded in fiscal 2018 for a three-year award cycle (fiscal 2018 through fiscal 2020). The performance shares shown are based on actual performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Long-Term Incentive Compensation — Performance Shares” above. These performance shares vested in November 2020. For more information regarding these performance shares, see pages 28-30 of the Company’s proxy statement for the 2018 annual meeting of stockholders filed with the SEC on December 15, 2017.

Represents performance shares awarded in fiscal 2019 for a three-year award cycle (fiscal 2019 through fiscal 2021). The performance shares shown assume target performance for the award cycle. For more information regarding these performance shares, see pages 25-27 of the Company’s proxy statement for its 2019 annual meeting of stockholders filed with the SEC on December 21, 2018.

Represents performance shares awarded in fiscal 2020 for a three-year award cycle (fiscal 2020 through fiscal 2022). The performance shares shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Elements of Fiscal 2020 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2020-2022 Performance Shares” above.

47

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of restricted stock during fiscal 2020 for each NEO.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Allan P. Merrill	197,482	3,211,331
Robert L. Salomon	96,316	1,283,945
Keith L. Belknap	11,619	181,489
NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during fiscal 2020 under the terms of the Beazer Homes Deferred Compensation.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS/ (LOSSES) IN LAST FY ($) (1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (2)
Allan P. Merrill	0	100,000	194,968	0	1,845,181
Robert L. Salomon	0	75,000	111,525	0	840,930
Keith L. Belknap	0	50,000	10,490	0	152,138

Represents amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of independently managed funds available to and selected by each participant under the Deferred Plan and in which deferred amounts are deemed to be invested. None of the earnings in this column are included in the “Summary Compensation Table” above because they were not preferential or above-market.
Aggregate balances include unvested amounts of Company contributions.
Narrative Disclosure to Non-Qualified Deferred Compensation Table
Under the Deferred Plan, participants select from a menu of investment options which track a variety of independently managed benchmark funds in which the funds are deemed to be invested. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participants’ account. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’ deemed investment option elections and on the market performance of the underlying funds. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code. Our obligations under the Deferred Plan are unsecured general obligations and rank equally with our other unsecured general creditors. Amounts deferred by participants and earnings and losses thereon are 100% vested.

48

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
We have severance and change of control agreements with each of our NEOs. As noted above, Mr. Salomon retired as Chief Financial Officer effective November 20, 2020. He remains employed by the Company in a non-executive capacity and his employment will continue through September 30, 2021. As of November 20, 2020, the severance and “change of control” provisions described below are no longer applicable to Mr. Salomon.
The agreements set forth each executive’s then current base salary, eligibility to receive awards pursuant to short-term and long-term incentive compensation programs, deferred compensation and severance payments, all of which are described in greater detail below. The agreements are substantially identical in non-economic terms and set forth each executive’s non-competition and non-solicitation, confidentiality and intellectual property obligations. Base salaries, performance metrics and actual target opportunities for any given year remain within the discretion of the Company’s Compensation Committee.
The agreements provide for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Merrill would be three times the sum of his then current base salary and annual cash incentive bonus target for the fiscal year in which the termination occurs, and, in the case of Messrs. Salomon and Belknap, the severance payments would be two times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, in each case payable in a lump sum.
Where there is no change of control, in the event of a termination of the executive without “cause” or a resignation by the executive for “good reason,” such executive would receive a severance payment. The severance payment for Mr. Merrill in this situation would be (1) two times the sum of his then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. For Messrs. Salomon and Belknap, the severance payment would be (1) one and one-fourth times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. No severance will be payable in the event the executive is terminated for “cause” or the executive resigns without “good reason.”
The agreements do not entitle the executives to any extension or continuation of employee benefits after termination, except in the event the executive is entitled to receive severance pay, in which case the executive may receive up to twelve months of coverage under the group health, dental and vision plans the executive participated in prior to termination. In addition, there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the agreements, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of the Company’s “clawback” policy.
DISPOSITION OF OUTSTANDING EQUITY AWARDS
The severance and change of control agreements with each of our NEOs also govern the disposition of outstanding equity awards issued under our 2014 Long-Term Incentive Plan in the event the executive’s employment is terminated under various scenarios or in the event there is a change of control of the Company.

49

Termination of Employment by the Company with Cause or Resignation by Executive
Pursuant to the severance agreements, equity grants under our 2014 Long-Term Incentive Plan provide that all unvested awards will be forfeited in the event the executive is terminated by the Company for “cause” or the executive voluntarily resigns and the resignation is not within two years after of a change of control of the Company.
Termination of Employment by the Company without “Cause,” by Executive for Good Reason or Retirement
If the executive’s employment is terminated by the Company without cause, the executive resigns for “good reason,” or the executive retires, unvested equity grants under our 2014 Long-Term Incentive Plan will generally vest as follows:
•    awards that vest solely on a time basis will vest pro rata based on the number of months the executive was employed during the applicable vesting period; and
•    awards that vest based on the Company’s performance will vest pro rata based on the Company’s performance during the applicable performance period and the number of months the executive was employed during such period.
Death or Disability
If the executive’s employment is terminated due to death or disability, all unvested equity grants under our 2014 Long-Term Incentive Plan will fully vest.
Change of Control
In the event of an anticipated change of control of the Company, the Company’s Compensation Committee has the authority to determine that awards granted under our 2014 Long-Term Incentive Plan:
•    will be continued by the Company (if the Company is the surviving entity);
•    will be assumed by the surviving entity or its parent or subsidiary; or
•    will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the outstanding award.
If an award is continued, assumed or substituted upon a change of control, such award will generally provide similar terms and conditions and preserve the same benefits as the outstanding award that is being continued or replaced, and, in the event executive’s employment is terminated without cause or the executive terminates his employment for good reason within two years following the change of control, the unvested outstanding award (or assumed or substituted award) will fully vest. Awards that are not continued, assumed or substituted upon a change of control will fully vest, subject to the Compensation Committee's discretion.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
The table below summarizes the compensation payable to each NEO in the event of termination of employment. The amount of compensation payable to each NEO in each situation is listed, assuming termination had occurred on the last day of our most recent fiscal year, September 30, 2020. All equity awards have been valued as of September 30, 2020, the last trading day in the fiscal year.

50

		TYPE OF TERMINATION
NAME	PAYMENT OR BENEFIT TYPE	TERMINATION FOLLOWING CHANGE OF CONTROL WITHOUT CAUSE ($)	DEATH OR DISABILITY ($)	WITHOUT CAUSE OR FOR GOOD REASON ($)
Allan P. Merrill	Severance	7,239,375	—	7,828,923
	Vesting of Unvested Long-Term Awards	7,788,066	7,805,966	4,705,437
	Benefits Continuation	18,117	—	18,117
	Total	15,045,558	7,805,966	12,552,477
Robert L. Salomon	Severance	2,430,000	—	2,838,606
	Vesting of Unvested Long-Term Awards	3,093,261	3,093,261	1,814,592
	Benefits Continuation	12,776	—	12,776
	Total	5,536,037	3,093,261	4,665,974
Keith L. Belknap	Severance	2,187,000	—	2,554,746
	Vesting of Unvested Long-Term Awards	2,081,481	2,081,481	1,165,677
	Benefits Continuation	17,674	—	17,674
	Total	4,286,155	2,081,481	3,738,097
PAY RATIO

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.
We identified the median employee using the employee population on September 30, 2020 that received taxable compensation (other than our Chief Executive Officer) for the fiscal year 2020, which included our reviewing gross compensation, excluding equity, within the fiscal year 2020. Compensation was annualized for employees who joined the Company during the fiscal year. The annual total compensation of our median employee (other than the Chief Executive Officer) for the fiscal year 2020 was $106,024. As disclosed in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation for fiscal 2020 was $7,085,878. For purposes of determining the ratio, the annual total compensation of the CEO and the median employee includes the dollar value of non-discriminatory health and welfare benefit contributions made by the Company, which are not required to be reported as compensation in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 67:1.
For fiscal 2020, long-term equity-based compensation comprised 44% of our CEO’s compensation, the ultimate value of which is related directly to company and common stock performance. As a result of this emphasis on equity and stockholder alignment, the CEO pay ratio is 39:1 when utilizing a methodology for determining the median employee that excludes equity.
This information is being provided for compliance purposes. Because SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons of pay ratios among companies may not be very meaningful, even for companies within the same industry. Neither the Compensation Committee nor the executives of our Company used the pay ratio measure in making compensation decisions.

51

SECURITY
OWNERSHIP
GREATER THAN 5% BENEFICIAL OWNERS

The following table sets forth, to the best of our knowledge and belief, certain information regarding the beneficial ownership of our common stock by each person known to the Company to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of more than 5% of our outstanding common stock, based on the number of shares of our common stock outstanding as of December 9, 2020.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING (1)
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	2,501,061	8.06%

Capital World Investors(3) 333 South Hope Street Los Angeles, CA 90071	1,659,813	5.35%

Donald Smith & Co., Inc.(4) 152 West 57th Street New York, NY 10019	2,348,625	7.57%

Towle & Co.(5) 1610 Des Peres Road, Suite 250 St. Louis, MO 63131	2,184,533	7.04%

Based upon 31,253,816 shares of common stock outstanding as of December 9, 2020. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

Based upon information set forth in a Schedule 13G filed by BlackRock, Inc. on February 4, 2020, BlackRock, Inc. reported beneficial ownership and sole voting power of 2,420,631 shares and beneficial ownership and sole dispositive power of 2,501,061 shares.

Based upon information set forth in a Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company (CRMC), on February 12, 2020, Capital World Investors reported beneficial ownership, sole voting and dispositive power of 1,659,813 shares. Capital World Investors of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors holds more than five percent of the outstanding common stock on behalf of SMALLCAP World Fund, Inc.

Based upon information set forth in a Schedule 13G/A filed by Donald Smith & Co., Inc. on January 31, 2020, Donald Smith & Co., Inc. reported beneficial ownership and sole voting power of 2,320,200 shares and beneficial ownership and sole dispositive power of 2,320,200 shares.

Based upon information set forth in a Schedule 13G filed by Towle & Co. on February 14, 2020, Towle & Co. reported beneficial ownership and sole voting power of 1,877,923 shares and beneficial ownership and sole dispositive power of 2,184,533 shares.

52

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information, as of December 9, 2020, with respect to the beneficial ownership of our common stock by each director, each of our NEOs, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED (1) (2) (3) (4)	PERCENT OF OUTSTANDING (5)
Elizabeth S. Acton	66,674	*
Laurent Alpert	66,777	*
Keith L. Belknap	184,622	*
Allan P. Merrill	1,276,780	4.07%
Peter M. Orser	48,709	*
Norma A. Provencio	70,854	*
Robert L. Salomon	363,483	1.16%
Danny R. Shepherd	54,859	*
David J. Spitz	18,463	*
C. Christian Winkle	35,539	*
Directors and Executive Officers as a Group (11 persons)	2,272,443	7.24%
*Less than 1%
    Beneficial ownership includes shares of unvested, time-based restricted stock: Ms. Acton - 9,177, Mr. Belknap - 40,663, Mr. Merrill - 131,844, Mr. Orser -9,177, Ms. Provencio - 9,177, Mr. Salomon -30,650, Mr. Shepherd - 9,177, Mr.Spitz - 9,177 and Mr. Winkle 9,177.
    Beneficial ownership for Messrs. Merrill, Salomon and Belknap includes unvested performance shares granted in November 2018, November 2019 and November 2020: Mr. Merrill -374,451, Mr. Salomon - 132,682 and Mr. Belknap - 109,382.
    Beneficial ownership includes shares underlying vested stock options: Mr. Merrill - 86,000 and Mr. Salomon - 30,200.
    All of the vested shares beneficially owned by Ms. Acton are held indirectly through the Robert and Elizabeth Acton Living Trust dated as of December 17, 2010 as amended. All of the vested shares beneficially owned by C. Christian Winkle are held indirectly through the Charles C. Winkle Revocable Trust UA 9/29/18.
    Based upon 31,253,816 shares of outstanding common stock as of December 9, 2020 and shares deemed outstanding with respect to each person pursuant to Exchange Act Rule 13d-3(d)(1). Adjusted as necessary to reflect the shares issuable to such person upon the vesting or exercise of his stock options listed in footnote 3 above (and assuming no other stock options are exercised). Shares of common stock subject to stock options that are currently exercisable or vested, or will become exercisable or vested within 60 days of December 9, 2020, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other persons.

53

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors and persons who own more than 10% of our stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes of ownership with the SEC. These parties are required to furnish us with copies of the reports they file. Based solely on a review of the copies of the Section 16(a) reports and amendments thereto known to us, we believe that all reports required pursuant to Section 16(a) for fiscal year 2020 were timely filed by our executive officers and directors.
EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS
Biographical information, as of September 30, 2020, for the executive officers of the Company is set forth below. Biographical information for Allan P. Merrill is set forth above under “Proposal 1 — Election of Directors — Nominees.”
ROBERT L. SALOMON. Mr. Salomon, 60, our Executive Vice President and Chief Financial Officer until his retirement on November 20, 2020, joined the Company in February 2008 as Senior Vice President, Chief Accounting Officer and Controller. Mr. Salomon was previously with the homebuilding company Ashton Woods Homes where he served as Chief Financial Officer and Treasurer since 1998. Previously, he held various financial management roles of increasing responsibility over a six-year period with homebuilder M.D.C. Holdings, Inc. Mr. Salomon has 35 years of financial management experience, 26 of which have been in the homebuilding industry. Mr. Salomon is a member of the American Institute of Certified Public Accountants and a graduate of the University of Iowa with a Bachelor of Business Administration degree.
KEITH L. BELKNAP. Mr. Belknap, 62, joined the Company as Executive Vice President, General Counsel and Corporate Secretary in January 2018. Mr. Belknap was previously EVP, Business Development, General Counsel and Chief Compliance Officer of Mueller Water Products, Inc. Previously, he served as SVP and General Counsel of PRIMEDIA, Inc., a digital media and real estate advertising company. In addition, Mr. Belknap held senior legal positions with PPG Industries and Georgia-Pacific Corporation. He began his legal career at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Belknap received a Bachelor of Arts degree from the University of Tulsa and a Juris Doctor from Harvard Law School.
DAVID I. GOLDBERG. Mr. Goldberg, 43, was appointed Senior Vice President and Chief Financial Officer and became an executive officer of the Company following Mr. Salomon's retirement on November 20, 2020. Mr. Goldberg joined the Company in March 2015, serving as the Company’s Vice President, Treasurer and Head of Investor Relations prior to his appointment as Senior Vice President and Chief Financial Officer. Previously, Mr. Goldberg served as the lead Equity Research analyst for the US housing sector at UBS Investment Bank in New York, where he was widely recognized for his broader industry insights and stock specific research. Mr. Goldberg received a Bachelor of Arts from American University and a MBA from Columbia University.

54

TRANSACTIONS WITH
RELATED PERSONS
REVIEW, APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

The Audit Committee of our Board of Directors, in accordance with its charter and our Related Party Transactions Policy, is responsible for conducting an appropriate review of all proposed related party transactions to identify potential conflict of interest situations. Any identified related party transactions are then presented to our Board of Directors for approval and implementation of appropriate action to protect us from potential conflicts of interest. We have also adopted a Code of Ethics pursuant to which all directors and employees must disclose any potential conflicts of interest or related party transactions prior to entering into any such transactions.
There were no reportable transactions with related persons during fiscal 2020.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of our Compensation Committee during fiscal 2020 were Messrs. Orser and Spitz and Ms. Provencio. None of the members of our Compensation Committee has ever been an officer or employee of the Company or any of our subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under “Transactions with Related Persons.” During fiscal 2020, none of our executive officers served as a director or member of the compensation committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board of Directors.
PROPOSALS FOR THE
NEXT ANNUAL MEETING
PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING

Any proposal by a stockholder to be included in the proxy statement for our 2022 annual meeting of stockholders must be received at our principal executive offices, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, not later than August 20, 2021. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

55

STOCKHOLDER PROPOSALS REGARDING NOMINATIONS OR
OTHER BUSINESS AT THE 2022 ANNUAL MEETING

Any proposal by a stockholder for nominations or other business at our 2022 annual meeting of stockholders (outside of the processes for proposals to be included in the proxy statement for our 2022 annual meeting of stockholders described above) must be received at our principal executive offices, 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, no earlier than July 21, 2021 and no later than August 20, 2021. Any such notice must also meet the other requirements of our by-laws relating to stockholder proposals.
OTHER
INFORMATION
Management does not know of any items, other than those referred to in this Proxy Statement, which may properly come before the meeting or other matters incident to the conduct of the meeting.
As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or any proposal to adjourn or postpone the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.
By Order of the Board of Directors,
Keith L. Belknap
Corporate Secretary
Dated: December 18, 2020

56

ANNEX I
NON-GAAP RECONCILIATION

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt extinguishment, impairments and abandonments, and other non-recurring items) to total Company net income, the most directly comparable GAAP measure, is provided for the period shown below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments. These EBITDA measures should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance.

FISCAL YEAR ENDED SEPTEMBER 30, 2020 (IN THOUSANDS)
Net income	$52,226
Expense from income taxes	$17,664
Interest amortized to home construction and land sales expenses and capitalized interest impaired	$95,662
Interest expense not qualified for capitalization	$8,468
EBIT	$174,020
Depreciation and amortization	$15,640
EBITDA	$189,660
Stock-based compensation expense	$10,036
Inventory impairments and abandonments (a)	$2,111
Litigation settlement in discontinued operations	$1,260
Restructuring and severance expenses	$1,317
Adjusted EBITDA	$204,384
(a) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses and capitalized interest impaired."

A

BEAZER
HOMES
1000 ABERNATHY ROAD, SUITE 260
ATLANTA, GA 30328
WWW.BEAZER.COM

BEAZER HOMES

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR each nominee named in Proposal 1:

1. Election of Directors

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. Elizabeth S. Acton | ☐ | ☐ | ☐ |
| 1b. Allan P. Merrill | ☐ | ☐ | ☐ |
| 1c. Peter M. Orser | ☐ | ☐ | ☐ |
| 1d. Norma A. Provencio | ☐ | ☐ | ☐ |
| 1e. Danny R. Shepherd | ☐ | ☐ | ☐ |
| 1f. David J. Spitz | ☐ | ☐ | ☐ |
| 1g. C. Christian Winkle | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote FOR proposals 2 and 3.

| | For | Against | Abstain |
|---|---|---|---|
| 2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2021. | ☐ | ☐ | ☐ |
| 3. A non-binding advisory vote regarding the compensation paid to the Company's named executive officers, commonly referred to as a "Say on Pay" proposal. | ☐ | ☐ | ☐ |

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000476522_1 R1.0.1.18

ANNUAL MEETING OF STOCKHOLDERS OF BEAZER HOMES USA, INC.

February 3, 2021

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated December 18, 2020, hereby appoints Allan P. Merrill and Keith L. Belknap (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.001, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Beazer Homes USA, Inc. to be held at 8:30 a.m., Eastern Time, on Wednesday, February 3, 2021, at Beazer Homes USA, Inc.'s Offices at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, and at any adjournments or postponements thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000476522_2 R1.0.1.18

**(Continued and to be signed on reverse side)**

# *** Exercise Your *Right* to Vote ***

## Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 03, 2021

BEAZER HOMES USA, INC.

**Meeting Information**

**Meeting Type:** Annual Meeting
**For holders as of:** December 09, 2020
**Date:** February 03, 2021 **Time:** 8:30 AM EST
**Location:** Beazer Homes USA, Inc.'s Offices
1000 Abernathy Road
Suite 260
Atlanta, Georgia 30328

BARCODE

BEAZER HOMES

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

**See the reverse side of this notice to obtain proxy materials and voting instructions.**

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
# of # Sequence #

0000476521_1 R1.0.1.18

# — Before You Vote —

## How to Access the Proxy Materials

**Proxy Materials Available to VIEW or RECEIVE:**

1. Notice & Proxy Statement    2. Annual Report

**How to View Online:**

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

**How to Request and Receive a PAPER or E-MAIL Copy:**

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before January 20, 2021 to facilitate timely delivery.

# — How To Vote —

## Please Choose One of the Following Voting Methods

**Vote In Person:** Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

**Vote By Internet:** To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

**Vote By Mail:** You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000476521_2 R1.0.1.18

## Voting items

**The Board of Directors recommends you vote FOR each nominee named in Proposal 1:**

**1.** Election of Directors

**Nominees**

1a. Elizabeth S. Acton

1b. Allan P. Merrill

1c. Peter M. Orser

1d. Norma A. Provencio

1e. Danny R. Shepherd

1f. David J. Spitz

1g. C. Christian Winkle

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

**2.** The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

**3.** A non-binding advisory vote regarding the compensation paid to the Company's named executive officers, commonly referred to as a "Say on Pay" proposal.

**NOTE:** The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
XXXXXXXXXX
XXXXXXXXXX
Cusip
Job #
Envelope #
Sequence #
# of # Sequence #

0000476521_3 R1.0.1.18

Reserved for Broadridge Internal Control Information

| NAME | |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

0000476521_4 R1.0.1.18

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
# of # Sequence #